Exhibit 99.1

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,

PURCHASER

and

COLUMN FINANCIAL, INC.,

SELLER

MORTGAGE LOAN PURCHASE AGREEMENT

Dated as of March 1, 2015

Series 2015-C1

This Mortgage Loan Purchase Agreement (“Agreement”), dated as of March 1, 2015, is between Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation, as purchaser (in such capacity, the “Purchaser”), and Column Financial, Inc., a Delaware corporation, as seller (the “Seller”).

Capitalized terms used in this Agreement not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement, dated as of March 1, 2015 (the “Pooling and Servicing Agreement”), among the Purchaser, as depositor (in such capacity, the “Depositor”), KeyBank National Association, as master servicer (in such capacity, the “Master Servicer”), C-III Asset Management LLC, as special servicer (the “Special Servicer”), Park Bridge Lender Services LLC, as operating advisor, Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”) and as trustee (in such capacity, the “Trustee”), pursuant to which the Purchaser will transfer the Mortgage Loans (as defined herein), together with certain other mortgage loans, to a trust fund and certificates representing ownership interests in the Mortgage Loans, together with the other mortgage loans, will be issued by the trust fund (the “Trust Fund”).  In exchange for the Mortgage Loans and the other mortgage loans, the Trust Fund will issue to or at the direction of the Depositor certificates to be known as CSAIL 2015-C1 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2015-C1 (collectively, the “Certificates”).  For purposes of this Agreement, “Mortgage Loans” refers to the mortgage loans listed on Exhibit A and “Mortgaged Properties” refers to the properties securing such Mortgage Loans.

The Purchaser and the Seller wish to prescribe the manner of sale of the Mortgage Loans from the Seller to the Purchaser and in consideration of the premises and the mutual agreements hereinafter set forth, agree as follows:

SECTION 1     Sale and Conveyance of Mortgages; Possession of Mortgage File.  The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse (except as otherwise specifically set forth herein) (subject to the rights of each holder of an interest in any related Companion Loan, as and to the extent applicable), all of its right, title and interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, certain subservicing agreements permitted thereunder and any agreement to the appointment of the Master Servicer, dated prior to or as of the Closing Date, among the Depositor, the Master Servicer and the Seller (any such agreement a “Servicing Rights Purchase Agreement”)) in and to the Mortgage Loans identified on Exhibit A to this Agreement (the “Mortgage Loan Schedule”) including all interest and principal received on or with respect to the Mortgage Loans after the Cut-Off Date (and, in any event, notwithstanding anything herein to the contrary, excluding payments of principal and interest first due on the Mortgage Loans on or before the Cut-Off Date, and excluding any Loan Seller Defeasance Rights and Obligations with respect to the Mortgage Loans). Upon the sale of the Mortgage Loans, the ownership of each related Note, the Seller’s interest in the related Mortgage represented by the Note and the other contents of the related Mortgage File (subject to the rights of each holder of an interest in any related Companion Loan, as and to the extent applicable), will be vested in the Purchaser and immediately thereafter the Trustee, and the ownership of records and documents with respect to each Mortgage Loan (other than those to be held by each holder of any related Companion Loan)

prepared by or which come into the possession of the Seller shall (subject to the rights of each holder of an interest in any related Companion Loan, as and to the extent applicable) immediately vest in the Purchaser and immediately thereafter the Trustee. In connection with the transfer of each of the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan, the 500 Fifth Avenue Mortgage Loan, the Westfield Trumbull Mortgage Loan, the Westfield Wheaton Mortgage Loan, the St. Louis Premium Outlets Mortgage Loan and the Bayshore Mall Mortgage Loan pursuant to this Section 1, the Seller does hereby assign to the Purchaser all of its rights, title and interest (solely in its capacity as the holder of each of the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan, the 500 Fifth Avenue Mortgage Loan, the Westfield Trumbull Mortgage Loan, the Westfield Wheaton Mortgage Loan, the St. Louis Premium Outlets Mortgage Loan and the Bayshore Mall Mortgage Loan, as applicable) in, to and under the related Co-Lender Agreement (it being understood and agreed that the Seller does not assign any right, title or interest that it or any other party may have thereunder in its capacity as holder of any related Companion Loan, if applicable).  The Purchaser will sell certain of the Certificates (the “Public Certificates”) to the underwriters (the “Underwriters”) specified in the Underwriting Agreement, dated as of March 6, 2015 (the “Underwriting Agreement”), between the Purchaser and the Underwriters, and the Purchaser will sell certain of the Certificates (the “Private Certificates”) to the initial purchasers (the “Initial Purchasers” and, collectively with the Underwriters, the “Dealers”) specified in the Purchase Agreement, dated as of March 6, 2015 (the “Certificate Purchase Agreement”), between the Purchaser and Initial Purchasers.

The sale and conveyance of the Mortgage Loans is being conducted on an arms-length basis and upon commercially reasonable terms.  As consideration for the Mortgage Loans, the Purchaser shall pay, by wire transfer of immediately available funds, to the Seller or at the Seller’s direction $650,408,801.03, plus accrued interest on the Mortgage Loans from and including March 1, 2015 to but excluding the Closing Date (but subject to certain post-settlement adjustments for expenses incurred by the Underwriters and the Initial Purchasers on behalf of the Depositor and for which the Seller is specifically responsible).  The purchase and sale of the Mortgage Loans shall take place on the Closing Date.

SECTION 2     Books and Records; Certain Funds Received After the Cut-Off Date.  From and after the sale of the Mortgage Loans to the Purchaser, record title to each Mortgage (other than with respect to any Mortgage Loan that is a Non-Serviced Mortgage Loan) and each Note shall be transferred to the Trustee subject to and in accordance with this Agreement.  Any funds due after the Cut-Off Date in connection with a Mortgage Loan received by the Seller shall be held in trust on behalf of the Trustee (for the benefit of the Certificateholders) as the owner of such Mortgage Loan and shall be transferred promptly to the Certificate Administrator.  All scheduled payments of principal and interest due on or before the Cut-Off Date but collected after the Cut-Off Date, and all recoveries and payments of principal and interest collected on or before the Cut-Off Date (only in respect of principal and interest on the Mortgage Loans due on or before the Cut-Off Date and principal prepayments thereon), shall belong to, and shall be promptly remitted to, the Seller.

The transfer of each Mortgage Loan shall be reflected on the Seller’s balance sheets and other financial statements as the sale of such Mortgage Loan by the Seller to the Purchaser.  The Seller intends to treat the transfer of each Mortgage Loan to the Purchaser as a sale for tax purposes.  Following the transfer of the Mortgage Loans by the Seller to the

Purchaser, the Seller shall not take any actions inconsistent with the ownership of the Mortgage Loans by the Purchaser and its assignees.

The transfer of each Mortgage Loan shall be reflected on the Purchaser’s balance sheets and other financial statements as the purchase of such Mortgage Loan by the Purchaser from the Seller.  The Purchaser intends to treat the transfer of each Mortgage Loan from the Seller as a purchase for tax purposes.  The Purchaser shall be responsible for maintaining, and shall maintain, a set of records for each Mortgage Loan which shall be clearly marked to reflect the transfer of ownership of each Mortgage Loan by the Seller to the Purchaser pursuant to this Agreement.

SECTION 3     Delivery of Mortgage Loan Documents; Additional Costs and Expenses.  (a)  The Purchaser hereby directs the Seller, and the Seller hereby agrees, such agreement effective upon the transfer of the Mortgage Loans contemplated herein, to deliver or cause to be delivered to the Custodian (on behalf of the Trustee), the Master Servicer and the Special Servicer, respectively, on the dates set forth in Section 2.01 of the Pooling and Servicing Agreement, all documents, instruments and agreements required to be delivered by the Purchaser, or contemplated to be delivered by the Seller (whether at the direction of the  Purchaser or otherwise), to the Custodian, the Master Servicer and the Special Servicer, as applicable, with respect to the Mortgage Loans under Section 2.01 of the Pooling and Servicing Agreement, and meeting all the requirements of such Section 2.01 of the Pooling and Servicing Agreement; provided that the Seller shall not be required to deliver any draft documents, privileged communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

(b)           The Seller shall deliver to and deposit with (or cause to be delivered to and deposited with) the Master Servicer, within five (5) Business Days after the Closing Date, a copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the Mortgage Loans and each related Serviced Companion Loan, as applicable, (ii) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans and each related Serviced Companion Loan, as applicable (including any asset summaries related to the Mortgage Loans that were delivered to the Rating Agencies in connection with the rating of the Certificates), or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans and each related Serviced Companion Loan, as applicable, or holders of interests therein and (iii) are in the possession or under the control of the Seller, together with (x) all unapplied Escrow Payments and reserve funds in the possession or under control of the Seller that relate to the Mortgage Loans (other than any Mortgage Loan that is a Non-Serviced Mortgage Loan as of the Closing Date) and any related Serviced Companion Loan, as applicable, and (y) a statement indicating which Escrow Payments and reserve funds are allocable to each Mortgage Loan (or any related Serviced Companion Loan, as the case may be); provided that copies of any document in the Mortgage File and any other document, record or item referred to above in this sentence that constitutes a Designated Servicing Document shall be delivered to the Master Servicer on or before the Closing Date; provided, further, that the Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

(c)           With respect to any Mortgage Loan secured by a Mortgaged Property that is subject to a franchise agreement with a related comfort letter in favor of the Seller that requires notice to or request of the related franchisor to transfer or assign any related comfort letter to the Trustee for the benefit of the Certificateholders or have a new comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter) issued in the name of the Trustee for the benefit of the Certificateholders, the Seller or its designee shall, within 45 days of the Closing Date (or any shorter period if required by the applicable comfort letter), provide any such required notice or make any such required request to the related franchisor for the transfer or assignment of such comfort letter or issuance of a new comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter), with a copy of such notice or request to the Custodian (who shall include such document in the related Mortgage File), the Master Servicer and the Special Servicer, and the Pooling and Servicing Agreement shall require the Master Servicer to use reasonable efforts in accordance with the Servicing Standard to acquire such replacement comfort letter, if necessary (or to acquire any such new document or acknowledgement as may be contemplated under the existing comfort letter).

SECTION 4     Treatment as a Security Agreement.  Pursuant to Section 1 hereof, the Seller has (subject to the limitations set forth therein) conveyed to the Purchaser all of its right, title and interest in and to the Mortgage Loans.  The parties intend that such conveyance of the Seller’s right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a purchase and sale and not a loan.  If such conveyance is deemed to be a pledge and not a sale, then the parties also intend and agree that the Seller shall be deemed to have granted, and in such event does hereby grant, to the Purchaser, a first priority security interest in all of its right, title and interest in, to and under the Mortgage Loans, all payments of principal or interest on such Mortgage Loans due after the Cut-Off Date, all other payments made in respect of such Mortgage Loans after the Cut-Off Date (and, in any event, excluding scheduled payments of principal and interest due on or before the Cut-Off Date) and all proceeds thereof, and that this Agreement shall constitute a security agreement under applicable law.  If such conveyance is deemed to be a pledge and not a sale, the Seller consents to the Purchaser hypothecating and transferring such security interest in favor of the Trustee and transferring the obligation secured thereby to the Trustee.

SECTION 5     Covenants of the Seller.  The Seller covenants with the Purchaser as follows:

(a)           except with respect to any Mortgage Loan that is a Non-Serviced Mortgage Loan, it shall record or cause a third party to record and file in the appropriate public recording office for real property records or UCC financing statements, as appropriate (or, with respect to any assignments that the Custodian has agreed to record or file pursuant to the Pooling and Servicing Agreement, deliver to the Custodian for such purpose and cause the Custodian to record and file), the assignments of assignment of leases, rents and profits and the assignments of Mortgage and each related UCC-3 financing statement referred to in the definition of Mortgage File from the Seller to the Trustee as and to the extent contemplated under Section 2.01(c) of the Pooling and Servicing Agreement.  All out of pocket costs and expenses relating to the recordation or filing of such assignments, assignments of Mortgage and financing statements shall be paid by the Seller.  If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Seller shall prepare or cause the preparation of a substitute therefor or cure such defect or cause such defect to be cured, as the case may be, and the Seller shall record or file, or cause the recording or filing of, such substitute or corrected document or instrument or, with respect to any assignments that the Custodian has agreed to record or file pursuant to the Pooling and Servicing Agreement, deliver such substitute or corrected document or instrument to the Custodian (or, if the Mortgage Loan is then no longer subject to the Pooling and Servicing Agreement, the then holder of such Mortgage Loan);

(b)           as to each Mortgage Loan, except with respect to any Mortgage Loan that is a Non-Serviced Mortgage Loan, if the Seller cannot deliver or cause to be delivered the documents and/or instruments referred to in clauses (2), (3) and (6) (if recorded) and (15) of the definition of “Mortgage File” in the Pooling and Servicing Agreement solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, as applicable, it shall forward to the Custodian a copy of the original certified by the Seller to be a true and complete copy of the original thereof submitted for recording.  The Seller shall cause each assignment referred to in Section (5)(a) above that is recorded and the file copy of each UCC-3 assignment referred to in Section (5)(a) above to reflect that it should be returned by the public recording or filing office to the Custodian or its agent following recording (or, alternatively, to the Seller or its designee, in which case the Seller shall deliver or cause the delivery of the recorded original to the Custodian promptly following receipt); provided that, in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Custodian shall obtain therefrom a certified copy of the recorded original.  On a monthly basis, at the expense of the Seller, the Custodian shall forward to the Master Servicer a copy of each of the aforementioned assignments following the Custodian’s receipt thereof;

(c)           it shall take any action reasonably required by the Purchaser, the Certificate Administrator, the Trustee or the Master Servicer in order to assist and facilitate the transfer of the servicing of the Mortgage Loans (other than any Non-Serviced Mortgage Loans) to the Master Servicer, including effectuating the transfer of any letters of credit with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loans) to the Master Servicer on behalf of the Trustee for the benefit of Certificateholders (and, in the case of each Serviced Whole Loan, the holder of the related Serviced Companion Loan, as and to the extent applicable).  Prior to the date that a letter of credit with respect to any Mortgage Loan is transferred to the Master Servicer, the Seller will cooperate with the reasonable requests of the Master Servicer or Special Servicer, as applicable, in connection with effectuating a draw under such letter of credit as required under the terms of the related Mortgage Loan Documents;

(d)           the Seller shall provide the Master Servicer the initial data with respect to each Mortgage Loan for the CREFC Financial File and the CREFC Loan Periodic Update File that are required to be prepared by the Master Servicer pursuant to the Pooling and Servicing Agreement and the Supplemental Servicer Schedule;

(e)           if (during the period of time that the Underwriters are required, under applicable law, to deliver a prospectus related to the Public Certificates in connection with sales of the Public Certificates by an Underwriter or a dealer) the Seller has obtained actual knowledge of undisclosed or corrected information related to an event that occurred prior to the Closing

Date, which event causes there to be an untrue statement of a material fact with respect to the Seller Information in the Prospectus Supplement dated March 10, 2015 relating to the Public Certificates, the annexes and exhibits thereto, or the Offering Circular dated March 10, 2015 relating to the Private Certificates, the annexes and exhibits thereto (collectively, the “Offering Documents”), or causes there to be an omission to state therein a material fact with respect to the Seller Information required to be stated therein or necessary to make the statements therein with respect to the Seller Information, in the light of the circumstances under which they were made, not misleading, then the Seller shall promptly notify the Dealers and the Depositor.  If as a result of any such event the Dealers’ legal counsel determines that it is necessary to amend or supplement the Offering Documents in order to correct the untrue statement, or to make the statements therein, in the light of the circumstances when the Offering Documents are delivered to a purchaser, not misleading, or to make the Offering Documents in compliance with applicable law, the Seller shall (to the extent that such amendment or supplement solely relates to the Seller Information) at the expense of the Seller, do all things reasonably necessary to assist the Depositor to prepare and furnish to the Dealers, such amendments or supplements to the Offering Documents as may be necessary so that the Seller Information in the Offering Documents, as so amended or supplemented, will not contain an untrue statement, will not, in the light of the circumstances when the Offering Documents are delivered to a purchaser, be misleading and will comply with applicable law.  (All terms under this clause (e) and not otherwise defined in this Agreement shall have the meanings set forth in the Indemnification Agreement, dated as of March 10, 2015, among the Underwriters, the Initial Purchasers, the Seller and the Purchaser (the “Indemnification Agreement” and, together with this Agreement, the “Operative Documents”));

(f)           if the Seller requires the Master Servicer to retain any Servicing Function Participant to service any Mortgage Loan as of the Closing Date, it shall cause such Servicing Function Participant to comply, as evidenced by written documentation between such Servicing Function Participant and the Seller, Purchaser or Master Servicer, with all reporting requirements set forth in Sections 10.03, 10.04, 10.05, 10.06, 10.07, 10.08, 10.09, 10.11, 10.12 and 10.18 of the Pooling and Servicing Agreement applicable to such Servicing Function Participant for the Mortgage Loans, for so long as the Trust Fund is subject to the reporting requirements of the Exchange Act;

(g)           for so long as the Trust Fund (or any Other Securitization Trust that holds a related Companion Loan) is subject to the reporting requirements of the Exchange Act, the Seller shall provide the Depositor (or with respect to each of the Soho-Tribeca Grand Hotel Portfolio Companion Loans, the 500 Fifth Avenue Companion Loan, the Westfield Trumbull Companion Loans, the Westfield Wheaton Companion Loans, the St. Louis Premium Outlets Companion Loan and the Bayshore Mall Companion Loan, if such Companion Loan (or a portion thereof) is deposited into another securitization, the depositor of such securitization) and the Certificate Administrator with any Additional Form 10-D Disclosure, any Additional Form 10-K Disclosure and any Form 8-K Disclosure Information indicated on Exhibit U, Exhibit V and Exhibit Z to the Pooling and Servicing Agreement, to the extent contemplated to be provided by the Seller in its capacity as a “Sponsor”, within the time periods set forth in the Pooling and Servicing Agreement; provided that, in connection with providing Additional Form 10-K Disclosure and the Seller’s reporting obligations under Item 1119 of Regulation AB, upon reasonable request by the Seller, the Purchaser shall provide the Seller with a list of all parties to the Pooling and Servicing Agreement and any other Servicing Function Participant;

(h)           with respect to each of the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan, the 500 Fifth Avenue Mortgage Loan, the Westfield Trumbull Mortgage Loan, the Westfield Wheaton Mortgage Loan, the St. Louis Premium Outlets Mortgage Loan and the Bayshore Mall Mortgage Loan, the Seller agrees that if disclosure related to the description of a party to the Pooling and Servicing Agreement is requested by the holder of a related Companion Loan for inclusion in the disclosure materials relating to the securitization of such Companion Loan, the reasonable costs of such party related to such disclosure and any opinion(s) of counsel, certifications and/or indemnification agreement(s) shall be paid or caused to be paid by the Seller; and

(i)           it shall indemnify and hold harmless the Depositor and its directors and officers, and each other person who controls the Depositor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon (i) a failure of the Seller to perform its obligations under Section 5(g) or (ii) negligence, bad faith or willful misconduct on the part of the Seller in the performance of such obligations.

SECTION 6     Representations and Warranties.

(a)          The Seller represents and warrants to the Purchaser as of the date hereof and as of the Closing Date that:

(i)           The Seller is a corporation, duly organized, validly existing and in good standing under the laws of the Delaware with full power and authority to own its assets and conduct its business, is duly qualified as a foreign organization in good standing in all jurisdictions to the extent such qualification is necessary to hold and sell the Mortgage Loans or otherwise comply with its obligations under this Agreement except where the failure to be so qualified would not have a material adverse effect on its ability to perform its obligations hereunder, and the Seller has taken all necessary action to authorize the execution and delivery of, and performance under, the Operative Documents and has duly executed and delivered each Operative Document, and has the power and authority to execute, deliver and perform under each Operative Document and all the transactions contemplated hereby and thereby, including, but not limited to, the power and authority to sell, assign, transfer, set over and convey the Mortgage Loans in accordance with this Agreement;

(ii)           Assuming the due authorization, execution and delivery of this Agreement by the Purchaser, this Agreement will constitute a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors’ rights generally, (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities;

(iii)           The execution and delivery of each Operative Document by the Seller and the performance of its obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which the Seller is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of the Seller’s organizational documents or any agreement or instrument to which the Seller is a party or by which it is bound, or any order or decree applicable to the Seller, or result in the creation or imposition of any lien on any of the Seller’s assets or property, in each case which would materially and adversely affect the ability of the Seller to carry out the transactions contemplated by the Operative Documents;

(iv)           There is no action, suit, proceeding or investigation pending or, to the Seller’s knowledge, threatened against the Seller in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Seller to carry out the transactions contemplated by each Operative Document;

(v)           The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that, in the Seller’s good faith and reasonable judgment, is likely to materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or might have consequences that, in the Seller’s good faith and reasonable judgment, is likely to materially and adversely affect its performance under any Operative Document;

(vi)           No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, each Operative Document or the consummation of the transactions contemplated hereby or thereby, other than those which have been obtained by the Seller;

(vii)          The transfer, assignment and conveyance of the Mortgage Loans by the Seller to the Purchaser is not subject to bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction;

(viii)         The Seller has no actual knowledge that any statement, report, officer’s certificate or other document prepared and furnished or to be furnished by such Seller in connection with the transactions contemplated hereby (including, without limitation, any financial cash flow models and underwriting file abstracts furnished by such Seller) (collectively, the “Provided Information”) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, or, to the extent that it has become aware of any material misstatement or omission in any Provided Information, the Seller has notified the Depositor in writing of such material misstatement or omission at least one Business Day prior to the Time of Sale (as defined in the Indemnification Agreement) and updated such Provided Information or the material misstatement or omission has been corrected in the Time of Sale Information (as defined in the Indemnification Agreement).

(ix)          The Seller has caused each Servicing Function Participant that the Seller has caused the Master Servicer to retain and that services a Mortgage Loan as of the Closing Date to comply, as evidenced by written documentation between each such Servicing Function Participant and the Seller, Purchaser or Master Servicer, with all reporting requirements set forth in Sections 10.03, 10.04, 10.05, 10.06, 10.07, 10.08, 10.09, 10.11, 10.12 and 10.18 of the Pooling and Servicing Agreement applicable to such Servicing Function Participant for the Mortgage Loans, for so long as the Trust Fund is subject to the reporting requirements of the Exchange Act.

(b)          The Purchaser represents and warrants to the Seller as of the Closing Date that:

(i)           The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder, and the Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has duly executed and delivered this Agreement, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby;

(ii)           Assuming the due authorization, execution and delivery of this Agreement by the Seller, this Agreement will constitute a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iii)          The execution and delivery of this Agreement by the Purchaser and the performance of its obligations hereunder will not conflict with any provision of any law or regulation to which the Purchaser is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of the Purchaser’s organizational documents or any agreement or instrument to which the Purchaser is a party or by which it is bound, or any order or decree applicable to the Purchaser, or result in the creation or imposition of any lien on any of the Purchaser’s assets or property, in each case which would materially and adversely affect the ability of the Purchaser to carry out the transactions contemplated by this Agreement;

(iv)           There is no action, suit, proceeding or investigation pending or, to the Purchaser’s knowledge, threatened against the Purchaser in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of this Agreement or any action taken in connection with the obligations of the Purchaser contemplated herein, or which would be likely to impair materially the ability of the Purchaser to perform under the terms of this Agreement;

(v)           The Purchaser is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance under any Operative Document; and

(vi)           No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement or the consummation of the transactions contemplated by this Agreement other than those that have been obtained by the Purchaser.

(c)           The Seller further makes the representations and warranties as to the Mortgage Loans set forth in Exhibit B to this Agreement as of the Cut-Off Date or such other date set forth in Exhibit B to this Agreement, which representations and warranties are subject to the exceptions thereto set forth in Exhibit C to this Agreement.

(d)           Pursuant to the Pooling and Servicing Agreement, if (i) any party thereto discovers or receives notice alleging that any document constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a “Document Defect”), or discovers or receives notice alleging a breach of any representation or warranty of the Seller made pursuant to Section 6(c) of this Agreement with respect to any Mortgage Loan (a “Breach”) or (ii) the Special Servicer or the Purchaser receives a Repurchase Request, such party is required to give prompt written notice thereof to the Seller, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), the parties to the Pooling and Servicing Agreement, any related Companion Loan Holder (if applicable) and each of the Rating Agencies.

(e)           Pursuant to the Pooling and Servicing Agreement, the Special Servicer is required to determine whether any such Document Defect or Breach with respect to any Mortgage Loan materially and adversely affects, or such Document Defect is deemed in accordance with Section 2.03 of the Pooling and Servicing Agreement to materially and adversely affect, the value of the Mortgage Loan or any related REO Property or the interests of the Certificateholders therein or causes any Mortgage Loan to fail to be a Qualified Mortgage (any such Document Defect shall constitute a “Material Document Defect” and any such Breach shall constitute a “Material Breach”).  If such Document Defect or Breach has been determined to be a Material Document Defect or Material Breach, then the Special Servicer will be required to give prompt written notice thereof to the Seller, the parties to the Pooling and Servicing

Agreement and the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event).  Promptly upon becoming aware of any such Material Document Defect or Material Breach (including through a written notice given by the Master Servicer or the Special Servicer, as provided above if the Document Defect or Breach identified therein is a Material Document Defect or Material Breach, as the case may be), the Seller shall, not later than 90 days from the earlier of the Seller’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, such Material Document Defect or Material Breach, as the case may be (or, in the case of a Material Document Defect or Material Breach relating to a Mortgage Loan not being a Qualified Mortgage, not later than 90 days from any party discovering such Material Document Defect or Material Breach; provided that, if such discovery is by any party other than the Seller, the Seller receives notice thereof in a timely manner), cure the same in all material respects (which cure shall include payment of any losses and Additional Trust Fund Expenses associated therewith) or, if such Material Document Defect or Material Breach, as the case may be, cannot be cured within such 90 day period, the Seller shall either (i) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan (provided that in no event shall any such substitution occur later than the second anniversary of the Closing Date) and pay the Master Servicer, for deposit into the Collection Account, any Substitution Shortfall Amount in connection therewith or (ii) repurchase the affected Mortgage Loan or any related REO Property (or the Trust Fund’s interest therein) at the applicable Purchase Price by wire transfer of immediately available funds to the Collection Account; provided, however, that if (i) such Material Document Defect or Material Breach is capable of being cured but not within such 90 day period, (ii) such Material Document Defect or Material Breach is not related to any Mortgage Loan’s not being a Qualified Mortgage and (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach within such 90 day period, then the Seller shall have an additional 90 days to complete such cure (or, in the event of a failure to so cure, to complete such repurchase of the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan as described above) it being understood and agreed that, in connection with the Seller’s receiving such additional 90 day period, the Seller shall deliver an Officer’s Certificate to the Trustee, the Special Servicer and the Certificate Administrator setting forth the reasons such Material Document Defect or Material Breach is not capable of being cured within the initial 90 day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Material Document Defect or Material Breach will be cured within such additional 90 day period; and provided, further, that, if any such Material Document Defect is still not cured after the initial 90 day period and any such additional 90 day period solely due to the failure of the Seller to have received the recorded document, then the Seller shall be entitled to continue to defer its cure, substitution or repurchase obligations in respect of such Document Defect so long as the Seller certifies to the Trustee, the Special Servicer and the Certificate Administrator every 30 days thereafter that the Document Defect is still in effect solely because of its failure to have received the recorded document and that the Seller is diligently pursuing the cure of such defect (specifying the actions being taken), except that no such deferral of cure, substitution or repurchase may continue beyond the date that is 18 months following the Closing Date. Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis.  The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a Breach or a Document Defect, but if the Seller discovers a Material Breach or Material Document Defect with respect to a Mortgage Loan, it shall notify the Purchaser.

Subject to the Seller’s right to cure set forth above in this Section 6(e), and further subject to Sections 2.01(b) and 2.01(c) of the Pooling and Servicing Agreement, failure of the Seller to deliver the documents referred to in clauses (1), (2), (7), (8), (18) and (19) in the definition of “Mortgage File” in the Pooling and Servicing Agreement in accordance with this Agreement and the Pooling and Servicing Agreement for any Mortgage Loan shall be deemed a Material Document Defect; provided, however, that no Document Defect (except such deemed Material Document Defect described above) shall be considered to be a Material Document Defect unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any Mortgagor or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

With respect to each of the 500 Fifth Avenue Mortgage Loan, the Westfield Wheaton Mortgage Loan (after the Westfield Wheaton Companion Loan Securitization Date) and the St, Louis Premium Outlets Mortgage Loan, as applicable, the Seller agrees that if a “Material Document Defect” (or analogous concept) under, and as such term or any analogous term is defined in, the related Other Pooling and Servicing Agreement governing the servicing of the related Whole Loan exists with respect to the related Non-Serviced Companion Loan, and the Seller repurchases such Non-Serviced Companion Loan from the related Other Securitization Trust, then the Seller shall also repurchase the 500 Fifth Avenue Mortgage Loan, the Westfield Wheaton Mortgage Loan (after the Westfield Wheaton Companion Loan Securitization Date) or the St. Louis Premium Outlets Mortgage Loan, as applicable, from the Trust; provided, however, that the foregoing shall not apply to any Material Document Defect (or analogous concept) related solely to the promissory note for the related Non-Serviced Companion Loan.

(f)           In connection with any repurchase or substitution of one or more  Mortgage Loans pursuant to this Section 6, the Pooling and Servicing Agreement shall provide that the Trustee, the Certificate Administrator, the Custodian, the Master Servicer and the Special Servicer shall each tender to the repurchasing entity, upon delivery to each of them of a receipt executed by the repurchasing entity evidencing such repurchase or substitution, all portions of the Mortgage File, the Servicing File and other documents and all Escrow Payments and reserve funds pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the repurchasing or substituting entity or its designee in the same manner, but only if the respective documents have been previously assigned or endorsed to the Trustee, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which such documents were previously assigned to the Trustee or as otherwise reasonably requested to effect the retransfer and reconveyance of the Mortgage Loan and the security therefor to the Seller or its designee; provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release and an Officer’s Certificate to the effect that the requirements for repurchase or substitution, as the case may be, have been satisfied.

(g)           The representations and warranties of the parties hereto shall survive the execution and delivery and any termination of this Agreement and shall inure to the benefit of the respective parties, notwithstanding any restrictive or qualified endorsement on the Notes or Assignment of Mortgage or the examination of the Mortgage Files.

(h)          Each party hereto agrees to promptly notify the other party of any breach of a representation or warranty contained in Section 6(c) of this Agreement.  The Seller’s obligation to cure any Material Breach or Material Document Defect or to repurchase or substitute any affected Mortgage Loan pursuant to this Section 6 shall constitute the sole remedy available to the Purchaser in connection with a breach of any of the Seller’s representations or warranties contained in Section 6(c) of this Agreement or a Document Defect with respect to any Mortgage Loan.

(i)           The Seller shall promptly notify the Depositor if (i) the Seller receives a Repurchase Communication of a Repurchase Request (other than from the Depositor), (ii) the Seller repurchases or replaces a Mortgage Loan, (iii) the Seller receives a Repurchase Communication of a Repurchase Request Withdrawal (other than from the Depositor) or (iv) the Seller rejects or disputes any Repurchase Request.  Each such notice shall be given no later than the tenth (10th) Business Day after (A) with respect to clauses (i) and (iii) of the preceding sentence, receipt of a Repurchase Communication of a Repurchase Request or a Repurchase Request Withdrawal, as applicable, and (B) with respect to clauses (ii) and (iv) of the preceding sentence, the occurrence of the event giving rise to the requirement for such notice, and shall include (1) the identity of the related Mortgage Loan, (2) the date (x) such Repurchase Communication of such Repurchase Request or Repurchase Request Withdrawal was received, (y) the related Mortgage Loan was repurchased or replaced or (z) the Repurchase Request was rejected or disputed, as applicable, and (3) if known, the basis for (x) the Repurchase Request (as asserted in the Repurchase Request) or (y) any rejection or dispute of a Repurchase Request, as applicable.

The Seller shall provide to the Depositor and the Certificate Administrator the Seller’s “Central Index Key” number assigned by the Securities and Exchange Commission and a true, correct and complete copy of the relevant portions of any Form ABS-15G that the Seller is required to file with the Securities and Exchange Commission with respect to the Mortgage Loans on or before the date that is five (5) Business Days before the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission.

In addition, the Seller shall provide the Depositor, upon request, such other information in its possession as would permit the Depositor to comply with its obligations under Rule 15Ga-1 under the Exchange Act to disclose fulfilled and unfulfilled repurchase requests.  Any such information requested shall be provided as promptly as practicable after such request is made.

The Seller agrees that no 15Ga-1 Notice Provider will be required to provide information in a 15Ga-1 Notice that is protected by the attorney-client privilege or attorney work product doctrines.  In addition, the Seller hereby acknowledges that (i) any 15Ga-1 Notice provided pursuant to Section 2.03(a) of the Pooling and Servicing Agreement is so provided only to assist the Seller, the Depositor and their respective Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii)(A) no action taken by, or inaction of, a 15Ga-1 Notice Provider and

(B) no information provided pursuant to Section 2.03(a) of the Pooling and Servicing Agreement by a 15Ga-1 Notice Provider in a 15Ga-1 Notice shall be deemed to constitute a waiver or defense to the exercise of any legal right the 15Ga-1 Notice Provider may have with respect to this Agreement, including with respect to any Repurchase Request that is the subject of a 15Ga-1 Notice.

Each party hereto agrees that the receipt of a 15Ga-1 Notice or the delivery of any notice required to be delivered pursuant to this Section 6(i) shall not, in and of itself, constitute delivery of notice of, receipt of notice of, or knowledge of the Seller of, any Material Document Defect or Material Breach.

Each party hereto agrees and acknowledges that, as of the date of this Agreement, the “Central Index Key” number of the Trust Fund is 0001634172.

“Repurchase Communication” means, for purposes of this Section 6(i) only, any communication, whether oral or written, which need not be in any specific form.

SECTION 7     Review of Mortgage File.  The Purchaser shall require the Certificate Administrator pursuant to the Pooling and Servicing Agreement to review the Mortgage Files pursuant to Section 2.02 of the Pooling and Servicing Agreement and if it finds any document or documents not to have been properly executed, or to be missing or to be defective on its face in any material respect, to notify the Purchaser, which shall promptly notify the Seller.

SECTION 8     Conditions to Closing.  The obligation of the Seller to sell the Mortgage Loans shall be subject to the Seller having received the consideration for the Mortgage Loans as contemplated by Section 1 of this Agreement.  The obligations of the Purchaser to purchase the Mortgage Loans shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(a)           Each of the obligations of the Seller required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Seller under this Agreement shall, subject to any applicable exceptions set forth on Exhibit C to this Agreement, be true and correct in all material respects as of the Closing Date or as of such other date as of which such representation is made under the terms of Exhibit B to this Agreement, and no event shall have occurred as of the Closing Date which would constitute a default on the part of the Seller under this Agreement, and the Purchaser shall have received a certificate to the foregoing effect signed by an authorized officer of the Seller substantially in the form of Exhibit D to this Agreement.

(b)           The Pooling and Servicing Agreement (to the extent it affects the obligations of the Seller hereunder), in such form as is agreed upon and acceptable to the Purchaser, the Seller, the Underwriters, the Initial Purchasers and their respective counsel in their reasonable discretion, shall be duly executed and delivered by all signatories as required pursuant to the terms thereof.

(c)           The Purchaser shall have received the following additional closing documents:

(i)            copies of the Seller’s articles of incorporation and by-laws, certified as of a recent date by the Secretary of the Seller;

(ii)           a certificate as of a recent date of the Secretary of State of the State of Delaware to the effect that the Seller is duly organized, existing and in good standing in the State of Delaware;

(iii)          an officer’s certificate of the Seller in form reasonably acceptable to the Underwriters, the Initial Purchasers and each Rating Agency;

(iv)          an opinion of counsel of the Seller, subject to customary exceptions and carve-outs, in form reasonably acceptable to the Underwriters, the Initial Purchasers and each Rating Agency; and

(v)           a letter from counsel to the Seller substantially to the effect that (a) nothing has come to such counsel’s attention that would lead such counsel to believe that the Primary Free Writing Prospectus, the Prospectus Supplement, the Preliminary Offering Circular or the Final Offering Circular (each as defined in the Indemnification Agreement), as of the date thereof or as of the Closing Date (or, in the case of the Primary Free Writing Prospectus or the Preliminary Offering Circular, solely as of the time of sale) contained or contain, as applicable, with respect to the Seller, the Mortgage Loans, any related Companion Loan(s), the related Mortgagors or the related Mortgaged Properties, any untrue statement of a material fact or omitted or omits, as applicable, to state a material fact necessary in order to make the statements therein relating to the Seller, the Mortgage Loans, any related Companion Loan(s), the related Mortgagors or the related Mortgaged Properties, in the light of the circumstances under which they were made, not misleading and (b) the Seller Information (as defined in the Indemnification Agreement) in the Prospectus Supplement appears to be appropriately responsive in all material respects to the applicable requirements of Regulation AB.

(d)           The Public Certificates shall have been concurrently issued and sold pursuant to the terms of the Underwriting Agreement.  The Private Certificates shall have been concurrently issued and sold pursuant to the terms of the Certificate Purchase Agreement.

(e)           The Seller shall have executed and delivered concurrently herewith the Indemnification Agreement.

(f)           The Seller shall furnish the Purchaser, the Underwriters and the Initial Purchasers with such other certificates of its officers or others and such other documents and opinions to evidence fulfillment of the conditions set forth in this Agreement as the Purchaser and its counsel may reasonably request.

SECTION 9     Closing.  The closing for the purchase and sale of the Mortgage Loans shall take place at the office of Cadwalader, Wickersham & Taft LLP, New York, New York, at 10:00 a.m., on the Closing Date or such other place and time as the parties shall agree.

SECTION 10     Expenses.  The Seller will pay its pro rata share (the Seller’s pro rata portion to be determined according to the percentage that the aggregate principal balance as of the Cut-Off Date of all the Mortgage Loans represents as to the aggregate principal balance as of the Cut-Off Date of all the mortgage loans to be included in the Trust Fund) of all costs and expenses of the Purchaser in connection with the transactions contemplated herein, including, but not limited to: (i) the costs and expenses of the Purchaser in connection with the purchase of the Mortgage Loans; (ii) the costs and expenses of reproducing and delivering the Pooling and Servicing Agreement and this Agreement and printing (or otherwise reproducing) and delivering the Certificates; (iii) the reasonable and documented fees, costs and expenses of the Trustee, the Certificate Administrator and their respective counsel; (iv) the fees and disbursements of a firm of certified public accountants selected by the Purchaser and the Seller with respect to numerical information in respect of the Mortgage Loans and the Certificates included in the Prospectus, Preliminary Free Writing Prospectus, the Prospectus Supplement, the Preliminary Offering Circular, the Final Offering Circular and any related disclosure for the initial Form 8-K, including the cost of obtaining any “comfort letters” with respect to such items; (v) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (vi) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, including reasonable fees and disbursements of counsel in connection therewith; (vii) the costs and expenses in connection with printing (or otherwise reproducing) and delivering the Registration Statement, Prospectus, Preliminary Free Writing Prospectus, Prospectus Supplement, Preliminary Offering Circular and Final Offering Circular and the reproducing and delivery of this Agreement and the furnishing to the Underwriters of such copies of the Registration Statement, Prospectus, Preliminary Free Writing Prospectus, Prospectus Supplement, Preliminary Offering Circular, Final Offering Circular and this Agreement as the Underwriters may reasonably request; (viii) the fees of the rating agency or agencies requested to rate the Certificates; (ix) the reasonable fees and expenses of Cadwalader, Wickersham & Taft LLP, as counsel to the Purchaser; and (x) the reasonable fees and expenses of Orrick, Herrington & Sutcliffe LLP, as counsel to the Underwriters and the Initial Purchasers.

If the Seller elects to exercise its rights under Section 11.15 of the Pooling and Servicing Agreement, then the Seller shall pay the reasonable costs and expenses (if any) of the Depositor, Master Servicer, Special Servicer and Trustee resulting from such parties’ obligations to cooperate with the Seller under Section 11.15 of the Pooling and Servicing Agreement.

SECTION 11     Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.  Furthermore, the parties shall in good faith endeavor to replace any provision held to be invalid or unenforceable with a valid and enforceable provision which most closely resembles, and which has the same economic effect as, the provision held to be invalid or unenforceable.

SECTION 12     Governing Law.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

SECTION 13     Waiver of Jury Trial.  THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 14     Submission to Jurisdiction.  EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER AND AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW.

SECTION 15     No Third-Party Beneficiaries.  The parties do not intend the benefits of this Agreement to inure to any third party except as expressly set forth in Section 16.

SECTION 16     Assignment.  The Seller hereby acknowledges that the Purchaser has, concurrently with the execution hereof, executed and delivered the Pooling and Servicing Agreement and that, in connection therewith, it has assigned its rights hereunder to the Trustee for the benefit of the Certificateholders.  The Seller hereby acknowledges its obligations pursuant to Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement.  This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser and their permitted successors and assigns.  Any Person into which the Seller may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Seller may become a party, or any Person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder without any further act.  The warranties and representations and the agreements made by the Seller herein shall survive delivery of the Mortgage Loans to the Trustee until the termination of the Pooling and Servicing Agreement, but shall not be further assigned by the Trustee to any Person.

SECTION 17     Notices.  All communications hereunder shall be in writing and effective only upon receipt and (i) if sent to the Purchaser, will be mailed, hand delivered, couriered or sent by facsimile transmission to it at 11 Madison Avenue, New York, New York 10010, to the attention of Charles Lee, fax number: (212) 322-0965, with a copy to Sarah Nelson, One Madison Avenue, 9th Floor, New York, New York 10010, fax number (212) 743-2823, (ii) if sent to the Seller, will be mailed, hand delivered, couriered or sent by facsimile transmission or electronic mail and confirmed to it at Column Financial, Inc., 11 Madison Avenue, 4th Floor, New York, New York 10010, Attention: N. Dante La Rocca, Facsimile: (646) 935-8520, Email: dante.larocca@credit-suisse.com, with a copy to Column Financial, Inc., One Madison Avenue, 9th Floor, New York, New York 10010, Attention: Sarah Nelson, Esq. and a copy to Cadwalader, Wickersham & Taft LLP, 200 Liberty Street, New York, New York, 10281, Attention: Robert Kim, (iii) if sent to any party other than the Purchaser or the Seller, will be mailed, hand delivered, couriered or sent by facsimile transmission to such party’s address provided in Section 11.04 of the Pooling and Servicing Agreement, and (iv) in the case of any of the preceding parties, such other address as may hereafter be furnished to the other party in writing by such parties.

SECTION 18     Amendment.  This Agreement may be amended only by a written instrument which specifically refers to this Agreement and is executed by the Purchaser and the Seller.  This Agreement shall not be deemed to be amended orally or by virtue of any continuing custom or practice.  No amendment to the Pooling and Servicing Agreement which relates to defined terms contained therein or to any obligations or rights of the Seller whatsoever shall be effective against the Seller unless the Seller shall have agreed to such amendment in writing.

SECTION 19     Counterparts.  This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

SECTION 20     Exercise of Rights.  No failure or delay on the part of any party to exercise any right, power or privilege under this Agreement and no course of dealing between the Seller and the Purchaser shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Except as set forth in Section 6(h) of this Agreement, the rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any party would otherwise have pursuant to law or equity.  No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of either party to any other or further action in any circumstances without notice or demand.

SECTION 21     No Partnership.  Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.  Nothing herein contained shall be deemed or construed as creating an agency relationship between the Purchaser and the Seller and neither party shall take any action which could reasonably lead a third party to assume that it has the authority to bind the other party or make commitments on such party’s behalf.

SECTION 22     Miscellaneous.  This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.  Neither this Agreement nor any term hereof may be waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the waiver, discharge or termination is sought.

SECTION 23     Further Assurances.  The Seller and Purchaser each agree to execute and deliver such instruments and take such further actions as any party hereto may, from time to time, reasonably request in order to effectuate the purposes and carry out the terms of this Agreement.

* * * * * *

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

By:	/s/ Charles Y. Lee
Name: Charles Y. Lee
Title: Vice President

COLUMN FINANCIAL, INC.

By:	/s/ Charles Y. Lee
Name: Charles Y. Lee
Title: Vice President

CSAIL 2015-C1: COLUMN MORTGAGE LOAN PURCHASE AGREEMENT

SCHEDULE I

None.

A-1

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A-1

Loan ID #	Originator/Loan Seller	Mortgagor Name
1	Column	Soho Grand Hotel, Inc. & Tribeca Grand Hotel, Inc.
1.1	Column
1.2	Column
2	Column	500 Fifth Avenue (New York) LLC
3	Column	DiamondRock Manhattan/Midtown East Tenant, LLC; DiamondRock Manhattan/Midtown East Owner, LLC
4	Column	Trumbull Shopping Center #2 LLC
5	Column	Wheaton Plaza Regional Shopping Center LLC
6	Column	1197 N. East, LLC; 1500 N. Orange, LLC; 7230 4th Street, LLC; 10636 Gandy, LLC; 170 N. Yonge, LLC; 5400 Collins, LLC; 8985 Normandy, LLC; 6539 Townsend, LLC
6.1	Column
6.2	Column
6.3	Column
6.4	Column
6.5	Column
6.6	Column
6.7	Column
6.8	Column
7	Column	Breckenridge Group Aquarena Springs, LP
10	Column	St. Louis Premium Outlets, LLC
11	Column	BMA Bringle Ferry Apartments, LLC; BMA Lakewood Apartments, LLC; BMA Stonewood Apartments, LLC; BMA Eden Apartments, LLC; BMA Oxford Apartments, LLC
11.1	Column
11.2	Column
11.3	Column
11.4	Column
11.5	Column
12	Column	BMA Bellemeade Apartments, LLC, BMA McLain Heights Apartments, LLC, BMA Water’s Edge Apartments, LLC and BMA Heatherwood Kensington Apartments, LLC
12.1	Column
12.2	Column
12.3	Column
12.4	Column
14	Column	Bay Shore Mall, LP
16	Column	University Realty Associates, LLC
18	Column	DLH SPE, LLC
19	Column	Bullock Mobile Home Park, LLC, Grassy Creek Mobile Home Park, LLC, Hollins Mobile Home Park, LLC, Riverland Mobile Home Park, LLC and Franklin Shattalon Enterprises, LLC
19.1	Column
19.2	Column
19.3	Column
19.4	Column
19.5	Column
20	Column	Cha La Mirada LLC
22	Column	Best Storage Southwest, LLC
22.1	Column
22.2	Column
22.3	Column
22.4	Column
22.5	Column
23	Column	Cranbrook Monticello, LLC; Cranbrook Timbers, LLC
23.1	Column
23.2	Column
24	Column	Villa Sierra, LLC
26	Column	New Albany Hotel Associates, LLC
28	Column	RCP Camelot, L.L.C.
30	Column	RCP Briarwood, L.L.C.
31	Column	Macon Hotels II, LLC
32	Column	Falls of Dairy Ashford, LLC
33	Column	GR Plaza LLC
36	Column	Northfield Estates MHC, LLC
37	Column	300 United, LLC
38	Column	NDR Enterprises at Stonecrest, LLC; Stone Lake Properties, Inc.
39	Column	Inky CWS Louisville, LLC
40	Column	Piccadilly Apartments, LLC
42	Column	Inky CWS Indianapolis NE, LLC
43	Column	NP Bedford Hills, LLC
45	Column	Atrium Project Partnership, Ltd.
46	Column	Colony House Partners, LLC
48	Column	Canton Hospitality LLC
49	Column	Captains Cove MHP, LLC
51	Column	Inky SES Clarksville, LLC
52	Column	J & S Aloha LLC
53	Column	HCP CIP II LLC and HCP Kerr LLC
54	Column	The Ontario Marketplace LLC
58	Column	Point West Associates, LLC
63	Column	Westport Stanton LLC
64	Column	Westport Hood Venture LLC
66	Column	Eliasnik Properties, LLC
67	Column	Best Storage TC, LLC
70	Column	Gulf Stream Manor MHC, LLC
71	Column	Inky SES Indianapolis, LLC
73	Column	Building M Packwood Center LLC
74	Column	Westport Irwindale, LLC
76	Column	Crescent Manor MHC, LLC
77	Column	Bainbridge Place HLD, LLC
78	Column	JP San Antonio I, LLC
79	Column	460 Ridgewood, LLC
79.1	Column
79.2	Column

Loan ID #	Originator/Loan Seller	Property Address	City	State	Zip Code	County	Property Name	Size	Measure	Mortgage Rate in Effect at Origination (%)
1	Column	Various	New York	NY	10013	New York	Soho-Tribeca Grand Hotel Portfolio	554	Rooms	4.0211%
1.1	Column	310 West Broadway	New York	NY	10013	New York	Soho Grand Hotel	353	Rooms
1.2	Column	2 Avenue of the Americas	New York	NY	10013	New York	Tribeca Grand Hotel	201	Rooms
2	Column	500 Fifth Avenue	New York	NY	10110	New York	500 Fifth Avenue	712,791	Square Feet	3.5800%
3	Column	866 Third Avenue	New York	NY	10022	New York	Courtyard Midtown East	317	Rooms	4.4000%
4	Column	5065 Main Street	Trumbull	CT	06611	Fairfield	Westfield Trumbull	1,130,472	Square Feet	3.8000%
5	Column	11160 Veirs Mill Road	Wheaton	MD	20902	Montgomery	Westfield Wheaton	1,649,363	Square Feet	3.8000%
6	Column	Various	Various	FL	Various	Various	PFC MHC Portfolio	1,535	Pads	4.6200%
6.1	Column	8985 Normandy Boulevard	Jacksonville	FL	32244	Duval	Normandy Estates	302	Pads
6.2	Column	7230 4th Street North	St Petersburg	FL	33702	Pinellas	Hollywood	237	Pads
6.3	Column	1190 North East Avenue	Sarasota	FL	34237	Sarasota	Friendship Village	135	Pads
6.4	Column	5400 Collins Road	Jacksonville	FL	32244	Duval	Continental Village	200	Pads
6.5	Column	6537 Townsend Road	Jacksonville	FL	32244	Duval	Country Roads	312	Pads
6.6	Column	1500 North Orange Avenue	Sarasota	FL	34236	Sarasota	Orange Avenue	113	Pads
6.7	Column	170 North Yonge Street	Ormond Beach	FL	32174	Volusia	Ridgecrest	132	Pads
6.8	Column	10636 Gandy Boulevard North	St Petersburg	FL	33702	Pinellas	Twin City	104	Pads
7	Column	1980 Aquarena Springs Drive	San Marcos	TX	78666	Hays	Aspen San Marcos	748	Beds	4.5600%
10	Column	18521 Outlet Boulevard	Chesterfield	MO	63005	Saint Louis	St. Louis Premium Outlets	351,462	Square Feet	4.0610%
11	Column	Various	Various	NC	Various	Various	Threshold Multifamily Portfolio - Pool 4	572	Units	4.4110%
11.1	Column	50 Lakewood Drive	Salisbury	NC	28147	Rowan	Lakewood I & II	228	Units
11.2	Column	1110 Williamsboro Street	Oxford	NC	27565	Granville	Autumn Park	128	Units
11.3	Column	643 South Pierce Street	Eden	NC	27288	Rockingham	Arbor Glen	96	Units
11.4	Column	445 Stonewood Drive	Mooresville	NC	28115	Iredell	Stonewood	68	Units
11.5	Column	1100 Bringle Ferry Road	Salisbury	NC	28144	Rowan	Ashton Woods	52	Units
12	Column	Various	Various	NC	Various	Various	Threshold Multifamily Portfolio - Pool 1	520	Units	4.4110%
12.1	Column	1003 Southampton Drive	Concord	NC	28027	Cabarrus	Crestview	226	Units
12.2	Column	100 Waterview Drive	Concord	NC	28027	Cabarrus	Waters Edge	144	Units
12.3	Column	2500 Bellemeade Street	High Point	NC	27263	Guilford	Highland Ridge	120	Units
12.4	Column	100 McLain Heights Court	Kannapolis	NC	28081	Cabarrus	McLain Heights	30	Units
14	Column	3300 Broadway Street	Eureka	CA	95501	Humboldt	Bayshore Mall	515,912	Square Feet	3.9620%
16	Column	1-280 University Drive	Newark	DE	19702	New Castle	University Plaza	247,382	Square Feet	4.3000%
18	Column	2700 Ambassador Caffery Parkway	Lafayette	LA	70506	Lafayette	Diamond Lakes Apts	312	Units	4.4300%
19	Column	Various	Various	Various	Various	Various	Franklin Management Portfolio	707	Pads	4.4000%
19.1	Column	1642 Dromedary Drive	Harrisonburg	VA	22801	Rockingham	Grassy Creek MHC	224	Pads
19.2	Column	3864 Pughsville Road	Suffolk	VA	23435	Suffolk	Bullocks MHC	156	Pads
19.3	Column	117 Creekside Drive	Roanoke	VA	24019	Botetourt	Hollins MHC	113	Pads
19.4	Column	5255 Shattalon Drive	Winston-Salem	NC	27106	Forsyth	Shattalon MHC	144	Pads
19.5	Column	1006 West Riverside Drive	Salem	VA	24153	Roanoke	Riverland MHC	70	Pads
20	Column	14299 Firestone Boulevard	La Mirada	CA	90638	Los Angeles	Holiday Inn - La Mirada	292	Rooms	4.6600%
22	Column	Various	Various	TX	Various	Various	Best Self Storage Portfolio	2,718	Units	4.9700%
22.1	Column	3817 Gulf Freeway	Dickinson	TX	77539	Galveston	Dickinson	642	Units
22.2	Column	3803 North Navarro Street	Victoria	TX	77901	Victoria	Victoria	658	Units
22.3	Column	2005 West Wheeler Avenue	Aransas Pass	TX	78336	San Patricio	Aransas Pass	472	Units
22.4	Column	1600 General Cavazos Boulevard	Kingsville	TX	78363	Kleberg	Kingsville	495	Units
22.5	Column	2102 Northwest Stallings Drive	Nacogdoches	TX	75964	Nacogdoches	Nacogdoches	451	Units
23	Column	Various	Houston	TX	77014	Harris	Cranbrook Multifamily Portfolio	478	Units	5.6000%
23.1	Column	14000 Ella Boulevard	Houston	TX	77014	Harris	Timbers of Cranbrook	258	Units
23.2	Column	13913 Ella Boulevard	Houston	TX	77014	Harris	Monticello on Cranbrook	220	Units
24	Column	550 Normandy Street	Houston	TX	77015	Harris	Villa Sierra	336	Units	4.8800%
26	Column	5211 Forest Drive	New Albany	OH	43054	Franklin	Courtyard by Marriott New Albany	122	Rooms	4.5100%
28	Column	855 King Arthur Drive	Fayetteville	NC	28314	Cumberland	Cross Creek at Camelot Apartments	265	Units	4.4750%
30	Column	29 Briar Circle	Fayetteville	NC	28306	Cumberland	Briarwood	274	Units	4.4000%
31	Column	200 North Macon Street	Macon	GA	31210	Bibb	Homewood Suites - Macon, GA	99	Rooms	4.4200%
32	Column	12707 Bellaire Boulevard	Houston	TX	77072	Harris	Falls of Dairy Ashford	222	Units	4.3900%
33	Column	3633 East Grand River Avenue	Genoa Township	MI	48843	Livingston	Grand River Plaza	220,744	Square Feet	4.5000%
36	Column	133 Emerald Circle	Whitmore Lake	MI	48189	Washtenaw	Northfield Estates	648	Pads	4.9100%
37	Column	300 North Vista	Houston	TX	77073	Harris	300 N. Vista	296	Units	4.5400%
38	Column	7890 Mall Ring Road	Lithonia	GA	30038	DeKalb	Hilton Garden Inn Lithonia	110	Rooms	4.5500%
39	Column	1367 Gardiner Lane	Louisville	KY	40213	Jefferson	Candlewood Suites Louisville Airport	100	Rooms	4.9400%
40	Column	2220 Southwest 34th Street	Gainesville	FL	32608	Alachua	Piccadilly Apartments	234	Beds	4.5200%
42	Column	8111 Bash Street	Indianapolis	IN	46250	Marion	Candlewood Suites Indianapolis NE	124	Rooms	4.9400%
43	Column	110 Bejac Circle Drive	Battle Creek	MI	49017	Calhoun	Bedford Hills MHP	339	Pads	4.3100%
45	Column	1756 South Clyde Morris Boulevard	Daytona Beach	FL	32119	Volusia	Osprey Landings	108	Units	5.0400%
46	Column	941 Pocahontas Drive	Fort Walton Beach	FL	32547	Okaloosa	Colony House	139	Units	4.2500%
48	Column	710 Transit Avenue	Canton	GA	30114	Cherokee	Hampton Inn - Canton, GA	81	Rooms	4.5500%
49	Column	10 Buccaneer Street	Murrells Inlet	SC	29576	Georgetown	Captain’s Cove	225	Pads	4.4700%
51	Column	1620 Leisure Way	Clarksville	IN	47129	Clark	Suburban Extended Stay Clarksville, IN	116	Rooms	4.9400%
52	Column	18470 Southwest Farmington Road	Aloha	OR	97007	Washington	Walgreens - Beaverton	14,550	Square Feet	4.3500%
53	Column	495-505 San Pasqual Valley Road	Escondido	CA	92027	San Diego	Heritage at Canyon Pointe	60	Units	4.1400%
54	Column	203, 215, 243, 253 & 263 East Lane	Ontario	OR	97914	Malheur	Ontario Marketplace	37,567	Square Feet	4.5500%
58	Column	500 Southwest 34th Street	Gainesville	FL	32607	Alachua	Point West Apartments	145	Beds	4.5200%
63	Column	10881 Dale Avenue	Stanton	CA	90680	Orange	Stanton SS	697	Units	4.0000%
64	Column	16015 Piuma Avenue	Cerritos	CA	90703	Los Angeles	USSC 605 Cerritos	710	Units	4.0000%
66	Column	9631-9637 South Santa Monica Boulevard	Beverly Hills	CA	90210	Los Angeles	Santa Monica Retail	2,584	Square Feet	4.2800%
67	Column	3730 Emmett F. Lowry Expressway	Texas City	TX	77591	Galveston	Best Self Storage - Texas City	488	Units	4.9600%
70	Column	8559 Gulf Highway	Lake Charles	LA	70607	Calcasieu	Gulfstream Manor MHP	226	Pads	4.8500%
71	Column	8055 Bash Street	Indianapolis	IN	46250	Marion	Suburban Extended Stay Indianapolis NE	118	Rooms	4.9400%
73	Column	4016-4022 South Mooney Boulevard	Visalia	CA	93277	Tulare	Packwood	15,315	Square Feet	4.8000%
74	Column	13201 Ramona Boulevard	Irwindale	CA	91706	Los Angeles	Irwindale Self Storage	385	Units	4.0000%
76	Column	1150 West Prince Road	Tucson	AZ	85705	Pima	Crescent Manor MHC	141	Pads	4.9200%
77	Column	2309 Old Bainbridge Road	Tallahassee	FL	32303	Leon	Bainbridge Place Apartments	164	Beds	4.9200%
78	Column	5627 Sherry Drive	San Antonio	TX	78242	Bexar	Lakeside Village	133	Pads	4.7800%
79	Column	Various	Holly Hill	FL	32117	Volusia	Ashland & Iowa MHC Portfolio	98	Pads	4.2800%
79.1	Column	460 Ridgewood Avenue	Holly Hill	FL	32117	Volusia	Ashland MHC	82	Pads
79.2	Column	240 7th Street	Holly Hill	FL	32117	Volusia	Iowa MHC	16	Pads

Loan ID #	Originator/Loan Seller	Net Mortgage Rate in Effect at the Cut-off Date (%)	Companion Loan Mortgage Rate in Effect at Origination (%)	Companion Loan Net Mortgage Rate in Effect at the Cut- off Date (%)	Original Principal Balance	Cut-off Principal Balance	Original Term	Remaining Term	Maturity/ARD Date	Amortiziation Term	Remaining Amortization Term for Balloon Loans	Companion Loan Cut-off Principal Balance	Companion Loan Original Term	Companion Loan Remaining Term	Companion Loan Maturity/ARD Date	Companion Loan Amortiziation Term
1	Column	4.0101%	4.0211%		110,000,000	110,000,000	120	116	11/06/24	0	0	140,000,000	120	116	11/06/24	0
1.1	Column					81,156,812
1.2	Column					28,843,188
2	Column	3.5690%	3.5800%	3.5697%	100,000,000	100,000,000	120	115	10/06/24	0	0	100,000,000	120	115	10/06/24	0
3	Column	4.3890%	4.4000%		86,000,000	86,000,000	120	113	08/06/24	360	360	NAP	NAP	NAP	NAP	NAP
4	Column	3.7890%	3.8000%		77,179,054	77,179,054	120	120	03/01/25	0	0	75,120,946	120	120	03/01/25	0
5	Column	3.7890%	3.8000%		42,617,526	42,617,526	120	120	03/01/25	0	0	192,000,000	120	120	03/01/25	0
6	Column	4.6090%	4.6200%		33,616,000	33,616,000	120	115	10/06/24	360	360	NAP	NAP	NAP	NAP	NAP
6.1	Column					7,785,195
6.2	Column					6,602,896
6.3	Column					4,383,493
6.4	Column					4,176,072
6.5	Column					3,159,710
6.6	Column					2,841,665
6.7	Column					2,482,136
6.8	Column					2,184,833
7	Column	4.5490%	4.5600%		33,600,000	33,600,000	120	118	01/06/25	360	360	NAP	NAP	NAP	NAP	NAP
10	Column	4.0500%	4.0610%	4.0507%	26,000,000	26,000,000	120	115	10/06/24	360	360	69,000,000	120	115	10/06/24	360
11	Column	4.4000%	4.4110%		25,264,000	25,264,000	120	116	11/06/24	324	324	NAP	NAP	NAP	NAP	NAP
11.1	Column					7,440,000
11.2	Column					7,200,000
11.3	Column					5,104,000
11.4	Column					3,040,000
11.5	Column					2,480,000
12	Column	4.4000%	4.4110%		25,160,000	25,160,000	120	116	11/06/24	324	324	NAP	NAP	NAP	NAP	NAP
12.1	Column					10,080,000
12.2	Column					7,440,000
12.3	Column					6,088,000
12.4	Column					1,552,000
14	Column	3.9510%	3.9620%		23,500,000	23,500,000	120	116	11/06/24	360	360	23,000,000	120	116	11/06/24	360
16	Column	4.2890%	4.3000%		21,000,000	20,940,058	120	118	01/06/25	360	358	NAP	NAP	NAP	NAP	NAP
18	Column	4.4190%	4.4300%		19,500,000	19,500,000	120	116	11/06/24	360	360	NAP	NAP	NAP	NAP	NAP
19	Column	4.3890%	4.4000%		19,350,000	19,319,323	120	119	02/06/25	360	359	NAP	NAP	NAP	NAP	NAP
19.1	Column					7,687,793
19.2	Column					5,641,043
19.3	Column					2,685,735
19.4	Column					2,146,591
19.5	Column					1,158,161
20	Column	4.6490%	4.6600%		19,000,000	18,930,312	120	118	01/06/25	300	298	NAP	NAP	NAP	NAP	NAP
22	Column	4.9590%	4.9700%		18,000,000	18,000,000	120	119	02/06/25	360	360	NAP	NAP	NAP	NAP	NAP
22.1	Column					4,146,324
22.2	Column					4,107,208
22.3	Column					3,650,851
22.4	Column					3,324,882
22.5	Column					2,770,735
23	Column	5.5890%	5.6000%		17,600,000	17,507,426	60	55	10/06/19	360	355	NAP	NAP	NAP	NAP	NAP
23.1	Column					8,793,503
23.2	Column					8,713,923
24	Column	4.8690%	4.8800%		14,100,000	14,100,000	120	115	10/06/24	360	360	NAP	NAP	NAP	NAP	NAP
26	Column	4.4990%	4.5100%		13,400,000	13,349,850	120	118	01/06/25	300	298	NAP	NAP	NAP	NAP	NAP
28	Column	4.4140%	4.4750%		12,350,000	12,350,000	120	116	11/06/24	360	360	NAP	NAP	NAP	NAP	NAP
30	Column	4.3890%	4.4000%		11,756,000	11,756,000	120	118	01/06/25	360	360	NAP	NAP	NAP	NAP	NAP
31	Column	4.4090%	4.4200%		11,340,000	11,308,258	120	118	01/06/25	360	358	NAP	NAP	NAP	NAP	NAP
32	Column	4.3790%	4.3900%		10,875,000	10,875,000	120	118	01/06/25	360	360	NAP	NAP	NAP	NAP	NAP
33	Column	4.4890%	4.5000%		10,350,000	10,350,000	120	116	11/06/24	360	360	NAP	NAP	NAP	NAP	NAP
36	Column	4.8990%	4.9100%		9,250,000	9,162,178	120	112	07/06/24	360	352	NAP	NAP	NAP	NAP	NAP
37	Column	4.5290%	4.5400%		8,400,000	8,400,000	120	118	01/06/25	360	360	NAP	NAP	NAP	NAP	NAP
38	Column	4.5390%	4.5500%		8,350,000	8,336,993	120	119	02/06/25	360	359	NAP	NAP	NAP	NAP	NAP
39	Column	4.9290%	4.9400%		8,210,000	8,210,000	120	115	10/06/24	360	360	NAP	NAP	NAP	NAP	NAP
40	Column	4.5090%	4.5200%		8,040,000	8,008,248	120	117	12/06/24	360	357	NAP	NAP	NAP	NAP	NAP
42	Column	4.9290%	4.9400%		7,780,000	7,780,000	120	115	10/06/24	360	360	NAP	NAP	NAP	NAP	NAP
43	Column	4.2990%	4.3100%		7,500,000	7,500,000	120	114	09/06/24	360	360	NAP	NAP	NAP	NAP	NAP
45	Column	5.0290%	5.0400%		6,900,000	6,900,000	120	115	10/06/24	360	360	NAP	NAP	NAP	NAP	NAP
46	Column	4.1890%	4.2500%		6,375,000	6,375,000	120	116	11/06/24	360	360	NAP	NAP	NAP	NAP	NAP
48	Column	4.5390%	4.5500%		6,300,000	6,282,735	120	118	01/06/25	360	358	NAP	NAP	NAP	NAP	NAP
49	Column	4.4590%	4.4700%		6,250,000	6,250,000	120	118	01/06/25	360	360	NAP	NAP	NAP	NAP	NAP
51	Column	4.9290%	4.9400%		5,900,000	5,900,000	120	115	10/06/24	360	360	NAP	NAP	NAP	NAP	NAP
52	Column	4.3390%	4.3500%		5,900,000	5,867,903	120	116	11/06/24	360	356	NAP	NAP	NAP	NAP	NAP
53	Column	4.1290%	4.1400%		5,500,000	5,500,000	120	119	02/06/25	0	0	NAP	NAP	NAP	NAP	NAP
54	Column	4.5390%	4.5500%		5,400,000	5,385,202	120	118	01/06/25	360	358	NAP	NAP	NAP	NAP	NAP
58	Column	4.5090%	4.5200%		4,960,000	4,940,412	120	117	12/06/24	360	357	NAP	NAP	NAP	NAP	NAP
63	Column	3.9890%	4.0000%		4,200,000	4,183,171	120	118	01/06/25	300	298	NAP	NAP	NAP	NAP	NAP
64	Column	3.9890%	4.0000%		4,000,000	3,976,589	120	117	12/06/24	300	297	NAP	NAP	NAP	NAP	NAP
66	Column	4.2690%	4.2800%		3,600,000	3,600,000	120	118	01/06/25	360	360	NAP	NAP	NAP	NAP	NAP
67	Column	4.9490%	4.9600%		3,500,000	3,500,000	60	59	02/06/20	360	360	NAP	NAP	NAP	NAP	NAP
70	Column	4.8390%	4.8500%		3,200,000	3,188,100	120	117	12/06/24	360	357	NAP	NAP	NAP	NAP	NAP
71	Column	4.9290%	4.9400%		3,040,000	3,040,000	120	115	10/06/24	360	360	NAP	NAP	NAP	NAP	NAP
73	Column	4.7890%	4.8000%		2,700,000	2,689,867	120	117	12/06/24	360	357	NAP	NAP	NAP	NAP	NAP
74	Column	3.9890%	4.0000%		2,500,000	2,500,000	120	118	01/06/25	360	360	NAP	NAP	NAP	NAP	NAP
76	Column	4.9090%	4.9200%		2,500,000	2,476,311	120	112	07/06/24	360	352	NAP	NAP	NAP	NAP	NAP
77	Column	4.9090%	4.9200%		2,325,000	2,325,000	120	112	07/06/24	360	360	NAP	NAP	NAP	NAP	NAP
78	Column	4.7690%	4.7800%		2,050,000	2,037,353	120	115	10/06/24	360	355	NAP	NAP	NAP	NAP	NAP
79	Column	4.2690%	4.2800%		1,912,500	1,912,500	120	116	11/06/24	360	360	NAP	NAP	NAP	NAP	NAP
79.1	Column					1,600,255
79.2	Column					312,245

Loan ID #	Originator/Loan Seller	Companion Loan Remaining Amortization Term for Balloon Loans	Monthly Payment	Serviced Whole Loan	Servicing Fee Rate	Subservicing Fee	Companion Loan Primary Servicing Fee Rate	Accrual Type	ARD Loan (Y/N)	Revised Rate (%)	Title Type	Crossed Collateralized Loan	Cross Defaulted Loan
1	Column	0	373,720.29	Yes	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
1.1	Column										Fee
1.2	Column										Fee
2	Column	0	302,476.85	NAP	0.00250%	0.00250%	0.00250%	Actual/360	No	0%	Fee	No	No
3	Column	NAP	430,654.38	NAP	0.00500%	NAP		Actual/360	No	0%	Fee & Leasehold	No	No
4	Column	0	247,794.79	Yes	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
5	Column	0	136,829.88	Yes	0.00250%	0.00250%		Actual/360	No	0%	Fee	No	No
6	Column	NAP	172,732.56	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
6.1	Column										Fee
6.2	Column										Fee
6.3	Column										Fee
6.4	Column										Fee
6.5	Column										Fee
6.6	Column										Fee
6.7	Column										Fee
6.8	Column										Fee
7	Column	NAP	171,446.22	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
10	Column	360	125,044.06	NAP	0.00250%	0.00250%	0.00250%	Actual/360	No	0%	Fee	No	No
11	Column	NAP	133,541.86	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
11.1	Column										Fee
11.2	Column										Fee
11.3	Column										Fee
11.4	Column										Fee
11.5	Column										Fee
12	Column	NAP	132,992.13	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
12.1	Column										Fee
12.2	Column										Fee
12.3	Column										Fee
12.4	Column										Fee
14	Column	360	111,678.38	Yes	0.00500%	NAP		Actual/360	No	0%	Fee & Leasehold	No	No
16	Column	NAP	103,923.00	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
18	Column	NAP	97,994.24	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
19	Column	NAP	96,897.24	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
19.1	Column										Fee
19.2	Column										Fee
19.3	Column										Fee
19.4	Column										Fee
19.5	Column										Fee
20	Column	NAP	107,341.07	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
22	Column	NAP	96,298.14	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
22.1	Column										Fee
22.2	Column										Fee
22.3	Column										Fee
22.4	Column										Fee
22.5	Column										Fee
23	Column	NAP	101,037.90	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
23.1	Column										Fee
23.2	Column										Fee
24	Column	NAP	74,661.16	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
26	Column	NAP	74,557.63	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
28	Column	NAP	62,392.32	NAP	0.00500%	0.05000%		Actual/360	No	0%	Fee	No	No
30	Column	NAP	58,869.45	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
31	Column	NAP	56,920.34	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
32	Column	NAP	54,393.53	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
33	Column	NAP	52,441.93	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
36	Column	NAP	49,148.46	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
37	Column	NAP	42,761.44	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
38	Column	NAP	42,556.65	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
39	Column	NAP	43,772.49	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
40	Column	NAP	40,833.10	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
42	Column	NAP	41,479.90	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
43	Column	NAP	37,159.41	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
45	Column	NAP	37,209.55	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
46	Column	NAP	31,361.17	NAP	0.00500%	0.05000%		Actual/360	No	0%	Fee	No	No
48	Column	NAP	32,108.61	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
49	Column	NAP	31,556.52	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
51	Column	NAP	31,456.48	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
52	Column	NAP	29,370.90	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
53	Column	NAP	19,238.54	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
54	Column	NAP	27,521.67	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
58	Column	NAP	25,190.57	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
63	Column	NAP	22,169.15	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
64	Column	NAP	21,113.47	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
66	Column	NAP	17,773.12	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
67	Column	NAP	18,703.29	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
70	Column	NAP	16,886.14	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
71	Column	NAP	16,208.08	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
73	Column	NAP	14,165.96	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
74	Column	NAP	11,935.38	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
76	Column	NAP	13,298.58	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
77	Column	NAP	12,367.68	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
78	Column	NAP	10,730.87	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
79	Column	NAP	9,441.97	NAP	0.00500%	NAP		Actual/360	No	0%	Fee	No	No
79.1	Column										Fee
79.2	Column										Fee

				UPFRONT ESCROW

Loan ID #	Originator/Loan Seller	Guarantor	Letter of Credit	Upfront CapEx Reserve	Upfront Eng. Reserve	Upfront Envir. Reserve	Upfront TI/LC Reserve	Upfront RE Tax Reserve	Upfront Ins. Reserve	Upfront Other Reserve
1	Column	Hartz Financial Corp., Hartz Financial II Corp., Hartz Mountain Industries-NJ, L.L.C.	No	0	225,068	0	0	2,732,258	0	1,500,000
1.1	Column
1.2	Column
2	Column	500 Holdings, Inc.	No	0	413	0	0	0	0	16,028,841
3	Column	DiamondRock Hospitality Limited Partnership	No	0		0	0	419,059	0	120,000
4	Column	Westfield America, Inc., Westfield America Limited Partnership	No	0	0	0	0	0	0	0
5	Column	Westfield America, Inc., Westfield America Limited Partnership	No	0	0	0	0	0	0	0
6	Column	PFC Park Holdings, LLC	No	6,304	9,094	0	0	483,688	30,134	10,010,060
6.1	Column
6.2	Column
6.3	Column
6.4	Column
6.5	Column
6.6	Column
6.7	Column
6.8	Column
7	Column	BRG Partners, LP; Breckenridge Development 2014, LLC	No	0		0	0	248,316	31,354	0
10	Column	Simon Property Group, L.P.	No	0	0	0	0	0	0	0
11	Column	Brian A. Martin	No		84,563	0	0	297,918	59,522	0
11.1	Column
11.2	Column
11.3	Column
11.4	Column
11.5	Column
12	Column	Brian A. Martin	No	0	43,363	0	0	226,145	54,623	0
12.1	Column
12.2	Column
12.3	Column
12.4	Column
14	Column	Rouse Properties, LP	No	9,844	1,210	0	14,696	43,588	0	2,472,461
16	Column	Marilyn Jaffey and Phyllis Herman	No	0	207,250	10,000	200,000	96,444	32,491	0
18	Column	J. David DeShong and Southeast Multifamily Partners I, LLC	No	7,800	7,000	0	0	171,939	159,483	0
19	Column	John A. Franklin	No	101,500	124,188	0	0	33,898	16,479	0
19.1	Column
19.2	Column
19.3	Column
19.4	Column
19.5	Column
20	Column	Ki Yong Choi	No	0	0	0	0	19,259	85,173	2,500,000
22	Column	Robin L. Parsley; Charles S. Turet, Jr.	No	0	106,475	0	0	18,736	0	0
22.1	Column
22.2	Column
22.3	Column
22.4	Column
22.5	Column
23	Column	Jerry L. Ruyan	No	9,958	0	0	0	210,808	124,323	0
23.1	Column
23.2	Column
24	Column	Carlos P. Vaz	No	7,000	3,500	0	0	214,390	113,128	0
26	Column	Donald Schappacher; Brian Kelly; James Clawson; Robert Ciampa; David Wespiser	No	0	0	0	0	14,156	4,498
28	Column	RCP General Inc.	No		65,900	0	0	0	22,836	0
30	Column	RCP General Inc.	No	0	48,500	0	0	21,225	26,106	0
31	Column	Thomas L. Hunt, Jr.	No	10,663		0	0	17,090	4,564	0
32	Column	Rao J. Polavarapu	No	0	0	0	0	11,704	30,979	0
33	Column	Abraham Branch	No		352,521	543,706	0	49,514	15,194	0
36	Column	Continental Communities II, LLC	No	2,700	34,896	0	0	153,760	8,999	0
37	Column	Stuart Zook; Aaron Kurlansky; Ramon Corona	No	0		0	0	16,393	20,797	0
38	Column	Deven N. Patel	No	10,662	0	0	0	41,046	25,962	0
39	Column	Sheenal Patel; Vamsikrishna Bonthala	No		10,813	0	0	37,941	13,900	1,527,964
40	Column	Jack C. May; George M. Miller	No		630,815	0	0	25,528	64,251	0
42	Column	Sheenal Patel; Vamsikrishna Bonthala	No	0	5,094	0	0	72,188	14,122	1,800,359
43	Column	Richard M. Nodel	No	0	0	0	0	0	0	0
45	Column	Fabrizio Lucchese	No	0	21,875	0	0	50,623	20,992	0
46	Column	William A. Butler; Daniel W. Anderson; Stephen L. Butler; Malcolm S. Bethea; Phyllis Kelsey-Greene	No	0	120,000	0	0	3,464	66,534	0
48	Column	Maheshkumar Patel; Paresh Patel	No	6,955	3,125	0	0	5,762	27,648	50,000
49	Column	James Egerton Burroughs and Howard Lee Burroughs	No	0	0	0	0	4,079	5,221	0
51	Column	Sheenal Patel; Vamsikrishna Bonthala	No	0	0	0	0	0	0	376,051
52	Column	Al Mashouf	No	0	10,000	0	0	0	0	0
53	Column	Michael A. Kerr; Kari L. Kerr	No	0		0	0	21,470	2,849	0
54	Column	Mark S. Zimel	No	0	0	0	133,000	9,124	3,788	0
58	Column	Jack C. May; George M. Miller	No	0	595,250	0	0	17,037	82,252	0
63	Column	Grayburn Properties, Inc.	No	0		0	0	0	0	0
64	Column	Grayburn Properties, Inc.	No			0	0	0	0	0
66	Column	Pedram Eliasnik	No	0		0	0	6,991	2,008	0
67	Column	Robin L. Parsley; Charles S. Turet, Jr.	No	0	0	0	0	3,069	0	0
70	Column	Cynthia Rodwell; Yakov Plotnikov; Eric D. Wooten	No	938	20,306	1,000	0	1,921	9,424	0
71	Column	Sheenal Patel; Vamsikrishna Bonthala	No	0	331,503	0	0	43,697	11,715	0
73	Column	Ali Aziminian	No	191	1,533	0	22,845	16,365	5,424	0
74	Column	Hoeven Family Partnership, L.P.	No	0		0	0	0	0	0
76	Column	Continental Communities, L.L.C.	No	588	7,188	0	0	14,088	5,561	0
77	Column	D. Michal Ballard; Michael K. Matysik	No	0		0	0	17,834	2,576	0
78	Column	Daniel Weissman; David Schlachter	No	554	7,500	0	0	22,337	1,310	256,823
79	Column	PFC Park Holdings, LLC	No	408		1,465	0	23,817	3,018	0
79.1	Column
79.2	Column

		PERIODIC ESCROW

Loan ID #	Originator/Loan Seller	Monthly Capex Reserve
1	Column	4% of the total gross revenue for the calendar month that is 2 calendar month prior
1.1	Column
1.2	Column
2	Column	Springing
3	Column	4% of the total gross revenue for the calendar month
4	Column	Springing
5	Column	Springing
6	Column	6,304
6.1	Column
6.2	Column
6.3	Column
6.4	Column
6.5	Column
6.6	Column
6.7	Column
6.8	Column
7	Column	6,233
10	Column	Springing
11	Column	11,917
11.1	Column
11.2	Column
11.3	Column
11.4	Column
11.5	Column
12	Column	10,833
12.1	Column
12.2	Column
12.3	Column
12.4	Column
14	Column	9,844
16	Column	4,123
18	Column	7,800
19	Column	2,938
19.1	Column
19.2	Column
19.3	Column
19.4	Column
19.5	Column
20	Column	Springing
22	Column	2,698
22.1	Column
22.2	Column
22.3	Column
22.4	Column
22.5	Column
23	Column	9,958
23.1	Column
23.2	Column
24	Column	7,000
26	Column	5% of total gross revenues
28	Column	6,625
30	Column	7,101
31	Column
Greater of: (1) 4% of the annual rent of the property for the previous 12 month period (2) the monthly amount required to be reserved under the Franchise Agreement for FF&E Replacement but excluding any PIP amounts (3) initially $10,662.80 a month

32	Column	4,625
33	Column	4,783
36	Column	2,700
37	Column	6,783
38	Column
Greater of: (1) 4% of the annual rent of the property for the previous 12 month period (2) the monthly amount required to be reserved under the Franchise Agreement for FF&E Replacement but excluding any PIP amounts (3) initially $10,662.33 a month

39	Column	Greater of: 2% of the annual rent during first year, 3% of the annual rent during second year, 4% of the annual rent thereafter or monthly amount required pursuant to franchise agreement
40	Column	6,747
42	Column	Greater of: 2% of the annual rent during first year, 3% of the annual rent during second year, 4% of the annual rent thereafter or monthly amount required pursuant to franchise agreement
43	Column	1,413
45	Column	3,114
46	Column	2,269
48	Column
Greater of: (1) 4% of the annual rent of the property for the previous 12 month period (2) the monthly amount required to be reserved under the Franchise Agreement for FF&E Replacement but excluding any PIP amounts (3) initially $6,954.50 a month

49	Column	938
51	Column	Greater of: 2% of the annual rent during first year, 3% of the annual rent during second year, 4% of the annual rent thereafter or monthly amount required pursuant to franchise agreement
52	Column	0
53	Column	0
54	Column	626
58	Column	4,205
63	Column	0
64	Column	0
66	Column	43
67	Column	504
70	Column	938
71	Column
Greater of: (1) 4% of the annual rent of the property for the previous 12 month period (2) the monthly amount required to be reserved under the Franchise Agreement for FF&E Replacement but excluding any PIP amounts (3) initially $5,322.42 a month

73	Column	191
74	Column	0
76	Column	588
77	Column	2,269
78	Column	554
79	Column	408
79.1	Column
79.2	Column

Loan ID #	Originator/Loan Seller	Monthly Envir. Reserve	Monthly TI/LC Reserve	Monthly RE Tax Reserve	Monthly Ins. Reserve	Monthly Other Reserve	Grace (Late Payment)	Cash-Management Account or Lockbox In-place	General Property Type	Defeasance Permitted	Final Maturity Date
1	Column	0	0	546,452	Springing	Springing	0	Yes	Hotel	Yes	11/06/2024
1.1	Column								Hotel
1.2	Column								Hotel
2	Column	0	Springing	Springing	Springing	0	0	Yes	Office	Yes	10/06/24
3	Column	0	0	259,429	Springing	60,000	0	No	Hotel	Yes	08/06/24
4	Column	0	Springing	Springing	Springing	0	5	Yes	Retail	Yes	03/01/25
5	Column	0	Springing	Springing	Springing	0	5	Yes	Retail	Yes	03/01/25
6	Column	0	0	40,307	15,067	0	0	No	Manufactured Housing	Yes	10/06/2024
6.1	Column								Manufactured Housing
6.2	Column								Manufactured Housing
6.3	Column								Manufactured Housing
6.4	Column								Manufactured Housing
6.5	Column								Manufactured Housing
6.6	Column								Manufactured Housing
6.7	Column								Manufactured Housing
6.8	Column								Manufactured Housing
7	Column	0	0	62,079	7,840	0	0	No	Multifamily	Yes	01/06/2025
10	Column	0	Springing	Springing	Springing	0	0	Yes	Retail	Yes	10/06/24
11	Column	0	0	27,083	6,614	0	0	No	Multifamily	Yes	11/06/2024
11.1	Column								Multifamily
11.2	Column								Multifamily
11.3	Column								Multifamily
11.4	Column								Multifamily
11.5	Column								Multifamily
12	Column	0	0	20,559	6,069	0	0	No	Multifamily	Yes	11/06/2024
12.1	Column								Multifamily
12.2	Column								Multifamily
12.3	Column								Multifamily
12.4	Column								Multifamily
14	Column	0	14,696	7,072	Springing	0	0	Yes	Retail	Yes	11/06/2024
16	Column	0	12,500	19,289	8,123	0	0	No	Retail	Yes	01/06/25
18	Column	0	0	14,328	13,290	0	0	Yes	Multifamily	Yes	11/06/2024
19	Column	0	0	11,299	1,648	0	0	No	Manufactured Housing	Yes	02/06/25
19.1	Column								Manufactured Housing
19.2	Column								Manufactured Housing
19.3	Column								Manufactured Housing
19.4	Column								Manufactured Housing
19.5	Column								Manufactured Housing
20	Column	0	0	22,469	9,464	47,917	0	Yes	Hotel	Yes	01/06/25
22	Column	0	0	18,736	Springing	0	0	Yes	Self Storage	Yes	02/06/25
22.1	Column								Self Storage
22.2	Column								Self Storage
22.3	Column								Self Storage
22.4	Column								Self Storage
22.5	Column								Self Storage
23	Column	0	0	23,423	22,394	0	0	Yes	Multifamily	Yes	10/06/2019
23.1	Column								Multifamily
23.2	Column								Multifamily
24	Column	0	0	23,821	10,284	0	0	Yes	Multifamily	Yes	10/06/2024
26	Column	0	0	14,156	1,499	0	0	Yes	Hotel	Yes	01/06/25
28	Column	0	0	12,313	3,805	0	0	No	Multifamily	Yes	11/06/24
30	Column	0	0	10,612	3,729	0	0	No	Multifamily	Yes	01/06/2025
31	Column	0	0	8,545	4,564	0	0	Yes	Hotel	Yes	01/06/25
32	Column	0	0	11,704	7,147	0	0	No	Multifamily	Yes	01/06/2025
33	Column	0	9,613	16,505	5,065	Springing	0	Yes	Retail	Yes	11/06/2024
36	Column	0	0	33,467	1,800	0	0	No	Manufactured Housing	No	07/06/2024
37	Column	0	0	16,393	10,399	0	0	No	Multifamily	Yes	01/06/2025
38	Column	0	0	10,489	1,804	Springing	0	Yes	Hotel	Yes	02/06/25
39	Column	0	0	3,794	2,022	0	0	No	Hotel	Yes	10/06/2024
40	Column	0	0	12,764	6,425	0	0	No	Multifamily	Yes	12/06/2024
42	Column	0	0	11,627	2,055	0	0	No	Hotel	Yes	10/06/2024
43	Column	0	0	5,040	1,005	0	0	No	Manufactured Housing	Yes	09/06/2024
45	Column	0	0	7,232	3,499	0	0	No	Multifamily	Yes	10/06/2024
46	Column	0	0	3,464	9,505	0	0	No	Multifamily	Yes	11/06/24
48	Column	0	0	5,762	2,513	Springing	0	Yes	Hotel	Yes	01/06/25
49	Column	0	0	4,079	2,611	0	0	No	Manufactured Housing	Yes	01/06/25
51	Column	0	0	7,449	1,687	0	0	No	Hotel	Yes	10/06/2024
52	Column	0	0	Springing	Springing	0	0	Yes	Retail	Yes	11/06/24
53	Column	0	0	10,735	1,425	0	0	No	Multifamily	Yes	02/06/2025
54	Column	0	Springing	4,562	947	Springing	0	Yes	Retail	Yes	01/06/2025
58	Column	0	0	8,519	8,225	0	0	No	Multifamily	Yes	12/06/2024
63	Column	0	0	Springing	Springing	0	0	No	Self Storage	No	01/06/2025
64	Column	0	0	0	0	0	0	No	Self Storage	No	12/06/2024
66	Column	0	924	1,748	287	Springing	0	Yes	Retail	Yes	01/06/25
67	Column	0	0	3,069	Springing	0	0	Yes	Self Storage	Yes	02/06/20
70	Column	0	0	1,921	4,712	0	0	Yes	Manufactured Housing	Yes	12/06/24
71	Column	0	0	7,283	1,704	0	0	No	Hotel	Yes	10/06/2024
73	Column	0	1,595	3,273	493	Springing	0	Yes	Retail	Yes	12/06/2024
74	Column	0	0	0	0	0	0	No	Self Storage	No	01/06/2025
76	Column	0	0	2,818	1,112	0	0	No	Manufactured Housing	No	07/06/2024
77	Column	0	0	3,567	2,576	0	0	No	Multifamily	Yes	07/06/24
78	Column	0	0	2,692	437	0	0	No	Manufactured Housing	Yes	10/06/2024
79	Column	0	0	1,832	1,006	0	0	Yes	Manufactured Housing	Yes	11/06/24
79.1	Column								Manufactured Housing
79.2	Column								Manufactured Housing

EXHIBIT B

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

1.      Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or this Agreement.

2.      Whole Loan; Ownership of Mortgage Loans. Except with respect to each Serviced Mortgage Loan, each Mortgage Loan is a whole loan and not an interest in a mortgage loan. Each Mortgage Loan is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan evidenced by a senior note. Immediately prior to the sale, transfer and assignment to the Depositor, no Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation (other than with respect to Serviced Mortgage Loans) or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to any Co-Lender Agreement with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and any Servicing Rights Purchase Agreement, dated as of the Closing Date, among the Depositor, the Master Servicer and the Seller). The Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and any Servicing Rights Purchase Agreement, dated as of the Closing Date, among the Depositor, the Master Servicer and the Seller).

3.      Loan Document Status. Each related Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Notes, Mortgages or other Mortgage Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Note, Mortgage or other Mortgage Loan Documents.

4.      Mortgage Provisions. The Mortgage Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

5.      Hospitality Provisions. The Mortgage Loan Documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the Trust Fund against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

6.      Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan Documents (a) the material terms of such Mortgage, Note, Mortgage Loan guaranty, and related Mortgage Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither Mortgagor nor guarantor has been released from its obligations under the Mortgage Loan. The material terms of such Mortgage, Note, Mortgage Loan guaranty, and related Mortgage Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect since February 20, 2015.

7.      Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases from the Seller constitutes a legal, valid and binding endorsement or assignment from the Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

At the time of the assignment of the Mortgage Loans to the Depositor, the Seller had good and marketable title to and was the sole owner and holder of, each Mortgage Loan, free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and any Servicing Rights Purchase Agreement, dated as of the Closing Date, among the Depositor, the Master Servicer and the Seller) and such assignment validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and any Servicing Rights Purchase Agreement, dated as of the Closing Date, among the Depositor, the Master Servicer and the Seller).

8.      Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan Documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same crossed Mortgage Loan group; provided that none of items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.      Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The Seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Mortgagor.

10.      Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Mortgagor owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11.      Financing Statements. Each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

12.      Condition of Property. The Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

13.      Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

14.      Condemnation. As of the date of origination and to the Seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

15.      Actions Concerning Mortgage Loan. As of the date of origination and to the Seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan Documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

16.      Escrow Deposits. All escrow deposits and payments required pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan Documents are being conveyed by the Seller to the Depositor or its servicer and identified as such with appropriate detail. Any and all requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan Documents.

17.      No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund prior to the Cut-off Date.

18.      Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan Documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan Documents, by business interruption or rental loss insurance which (i) covers a period of not less than 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the Mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Seller.

19.      Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

20.      No Encroachments. To the Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

21.      No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature

(except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Seller.

22.      REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan or Whole Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan or Whole Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.      Compliance. The terms of the Mortgage Loan Documents evidencing such Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Seller has complied with all material requirements pertaining to the origination of the Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

24.      Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Note, each holder of the Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan.

25.      Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid.

26.      Local Law Compliance. To the Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

27.      Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan Documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Seller s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

28.      Recourse Obligations. The Mortgage Loan Documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan Documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of insurance proceeds or condemnation awards or of rents following an event of default, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Mortgagor’s fraud or intentional misrepresentation; (iii) willful misconduct by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan Documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to acts or omissions of the related Mortgagor, guarantor, property manager or their affiliates, employees or agents.

29.      Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph (34) below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan or Whole Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan or Whole Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, may not be required to apply such an amount to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the

Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or Whole Loan.

In the case of any Mortgage Loan originated after December 6, 2010, no such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

30.      Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

31.      Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

32.      Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan Documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan Documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan Documents or a Person satisfying specific criteria identified in the related Mortgage Loan Documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 in this Exhibit B, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan Documents, (ii) purchase money security interests, (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33.      Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.      Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan Documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan Documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Note as set forth in clause (iii) above, (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to deliver an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.      Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan and situations where default interest is imposed.

36.      Ground Leases. For purposes of this Agreement, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Seller, its successors and assigns, the Seller represents and warrants that:

(A)           The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Seller’s knowledge, no material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(B)           The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

(C)           The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D)           The Ground Lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

(E)           The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(F)           The Seller has not received any written notice of default under or notice of termination of such Ground Lease. To the Seller’s knowledge, there is no default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such Ground Lease. Such Ground Lease is in full force and effect as of the Closing Date;

(G)           The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

(H)           A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(I)           The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Seller in connection with loans originated for securitization;

(J)           Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related

Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(K)           In the case of a total or substantial taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(L)           Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37.      Servicing. The servicing and collection practices used by the Seller in respect of each Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Seller’s customary commercial mortgage servicing practices.

38.      ARD Loans. Each Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such Mortgage Loan. If the related Mortgagor elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the Mortgage Loan or a unilateral option (as defined in Treasury Regulations under Section 1001 of the Code) in the Mortgage Loan exercisable during the term of the Mortgage Loan, (i) the Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related Mortgage Loan Documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the excess cash flow (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all excess cash flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Loan Rate on such Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

39.      Rent Rolls; Operating Histories. The Seller has obtained a rent roll (the “Certified Rent Roll(s)”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a Mortgage Loan, Certified Operating Histories may not have been available.

40.      No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in Exhibit C to this Agreement. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan Documents.

41.      Bankruptcy. In respect of each Mortgage Loan, the related Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

42.      Organization of Mortgagor. The Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”) and all owners that hold a 20% or greater direct ownership share (i.e., the “Major Sponsors”). The Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years. ((1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Seller, no Major

Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

43.      Environmental Conditions. At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by environmental laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all environmental laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable environmental laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with environmental laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Seller’s knowledge, except as set forth in the ESA, there is no (i) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable environmental laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

In the case of each Mortgage Loan set forth on Schedule I to this Agreement, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule I (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the Trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan Documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the Mortgage Loan.

44.      Lease Estoppels. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan, and to the Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to common area maintenance (“CAM”) and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property, the Seller has received lease estoppels executed within 90 days of the origination date of the related Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a Mortgage Loan that is represented on the Certified Rent Roll. To the Seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

45.      Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.      Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to this Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.      Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool.

48.      Advance of Funds by the Seller. No advance of funds has been made by the Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

49.      Compliance with Anti-Money Laundering Laws. The Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the Mortgage Loan.

50.      Litigation. Whether or not a Mortgage Loan was originated by the Seller, to the Seller’s knowledge, with respect to each Mortgage Loan originated by the Seller and each Mortgage Loan originated by any Person other than the Seller, as of the date of origination of the related Mortgage Loan, and, to the Seller’s actual knowledge, with respect to each Mortgage Loan originated by the Seller and any prior holder of the Mortgage Loan, as of the Closing Date, there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other governmental authority or agency now pending against or affecting the Mortgagor under any Mortgage Loan or any of the Mortgaged Properties which, if determined against such Mortgagor or such Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property, the security intended to be provided with respect to the related Mortgage Loan, or the ability of such Mortgagor and/or the current use of such Mortgaged Property to generate net cash flow to pay principal, interest and other amounts due under the related Mortgage Loan; and to the Seller’s actual knowledge there are no such actions, suits or proceedings threatened against such Mortgagor.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of the Seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein. All information contained in documents which are part of or required to be part of a Servicing File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist or existed), shall be deemed to be within the Seller’s knowledge including but not limited to any written notices from or on behalf of the Mortgagor.

“Servicing File”. A copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Seller, provided that the Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

EXHIBIT B-30-1

LIST OF MORTGAGE LOANS WITH CURRENT MEZZANINE DEBT

None.

B-30-1-1

EXHIBIT B-30-2

LIST OF MORTGAGE LOANS WITH PERMITTED MEZZANINE DEBT
Loan #	Mortgage Loan
26	Courtyard by Marriott New Albany
39	Candlewood Suites Louisville Airport
42	Candlewood Suites Indianapolis NE
51	Suburban Extended Stay Clarksville, IN
71	Suburban Extended Stay Indianapolis NE

B-30-2-1

EXHIBIT B-30-3

LIST OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE LOANS

None.

B-30-3-1

EXHIBIT C

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Rep. No. on Exhibit A	Mortgage Loan and Number as Identified on Exhibit B	Description of Exception
1	500 Fifth Avenue (Loan No. 2);St. Louis Premium Outlets (Loan No. 10)	(Complete Servicing File) – The subject Mortgage Loan is part of a Non-Serviced Whole Loan and, accordingly, certain original documents will not be delivered to the Master Servicer.
2	Soho-Tribeca Grand Hotel Portfolio (Loan No. 1)
(Whole Loan; Ownership of Mortgage Loans) - The subject Mortgage Loan is part of a Whole Loan (the “Soho-Tribeca Grand Hotel Portfolio Whole Loan”), which also includes a pari passu Companion Loan in the original principal amount of $115,000,000 and one subordinate Companion Loan in the amount of $25,000,000. The entire Soho-Tribeca Grand Hotel Portfolio Whole Loan is secured by the same Mortgage encumbering the related Mortgaged Property.

2	500 Fifth Avenue (Loan No. 2)
(Whole Loan; Ownership of Mortgage Loans) - The subject Mortgage Loan is part of a Whole Loan (the “500 Fifth Avenue Whole Loan”), which also includes a pari passu Companion Loan in the original principal amount of $100,000,000. The entire 500 Fifth Avenue Whole Loan is secured by the same Mortgage encumbering the related Mortgaged Property.

2	Westfield Trumbull (Loan No. 4)
(Whole Loan; Ownership of Mortgage Loans) - The subject Mortgage Loan is part of a Whole Loan (the “Westfield Trumbull Whole Loan”), which also includes two pari passu Companion Loans in the aggregate original principal amount of $75,120,946. The entire Westfield Trumbull Whole Loan is secured by the same Mortgage encumbering the related Mortgaged Property.

2	Westfield Wheaton (Loan No. 5)
(Whole Loan; Ownership of Mortgage Loans) - The subject Mortgage Loan is part of a Whole Loan (the “Westfield Wheaton Whole Loan”), which also includes two pari passu Companion Loans in the aggregate original principal amount of $192,000,000. The entire Westfield Wheaton Whole Loan is secured by the same Mortgage encumbering the related Mortgaged Property.

Rep. No. on Exhibit A	Mortgage Loan and Number as Identified on Exhibit B	Description of Exception
2	St. Louis Premium Outlets (Loan No. 10)
(Whole Loan; Ownership of Mortgage Loans) - The subject Mortgage Loan is part of a Whole Loan (the “St. Louis Premium Outlets Whole Loan”), which also includes two pari passu Companion Loans in the aggregate original principal amount of $69,000,000. The entire St. Louis Premium Outlets Whole Loan is secured by the same Mortgage encumbering the related Mortgaged Property.

2	Bayshore Mall (Loan No. 14)
(Whole Loan; Ownership of Mortgage Loans) - The subject Mortgage Loan is part of a Whole Loan (the “Bayshore Mall Whole Loan”), which also includes a pari passu Companion Loan in the original principal amount of $23,000,000. The entire Bayshore Whole Loan is secured by the same Mortgage encumbering the related Mortgaged Property.

5	Holiday Inn – La Mirada (Loan No. 20)
(Hospitality Provisions) - The related comfort letter provided at the closing of the subject mortgage loan is not enforceable by the securitization trust.  Within 60 days of the securitization date (provided such securitization date occurs no later than six months from the date of the comfort letter) a replacement comfort letter in favor of the trust may be obtained upon written request of the franchisor.

5	Homewood Suites – Macon, GA (Loan No. 31)
(Hospitality Provisions) – A comfort letter was issued for the benefit of the lender which may be relied upon by the Trust provided that the lender gives written notice to the franchisor of the assignment of the related mortgage loan to the Trust within 30 days of such assignment.

5	Hilton Garden Inn Lithonia (Loan No. 38); Hampton Inn – Canton, GA (Loan No. 48)
(Hospitality Provisions) – A comfort letter was issued for the benefit of the lender which may be relied upon by the Trust provided that the lender transfers the Mortgage Loan directly to the Trust and gives notice within 30 days of such assignment, which notice provides the name and address of the new “lender”.

5	Candlewood Suites Louisville Airport (Loan No. 39); Candlewood Suites Indianapolis NE (Loan No. 42)
(Hospitality Provisions) - The related comfort letter(s) provided at the closing of the subject mortgage loan is not enforceable by the securitization trust.  Such comfort letter contemplates that the assigning mortgage lender make a request to the related franchisor to issue a new comfort letter to the securitization trust on the franchisor’s then current

Rep. No. on Exhibit A	Mortgage Loan and Number as Identified on Exhibit B	Description of Exception
form, which request must be made within a specified period following the closing of the loan and transfer thereof to the securitization trust; provided that the issuance of the new comfort letter will be subject to such conditions as may be set forth in the existing comfort letter.
5	Suburban Extended Stay Clarksville, IN (Loan No. 51); Suburban Extended Stay Indianapolis NE (Loan No. 71)
(Hospitality Provisions) – The related comfort letter provided at the closing of the subject Mortgage Loan is enforceable by the securitization trust only if (A) the securitization occurs within 120 days from the date such comfort letter is issued at the origination of such Mortgage Loan; provided that prompt notice is provided to the franchisor identifying the new “lender” its address, or (B) the comfort letter is assigned to the mortgage loan seller, if the transfer occurs within 30 days from the date of the comfort letter and the franchisor is provided with prompt notice of the full name and address of the mortgage loan seller.

7	All Mortgage Loans transferred by Column
(Lien; Valid Assignment) - The lien of real property taxes and assessments shall not be considered due and payable until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement is entitled to be taken by the related taxing authority.

7
Soho-Tribeca Grand Hotel Portfolio (Loan No. 1); 500 Fifth Avenue (Loan No. 2); Westfield Trumbull (Loan No. 4); Westfield Wheaton (Loan No. 5);St. Louis Premium Outlets (Loan No. 10) and Bayshore Mall (Loan No. 14)
(Lien; Valid Assignment) - With respect to each subject Mortgage Loan, the related Mortgage secures the entire Whole Loan.
8	All Mortgage Loans transferred by Column
(Permitted Liens; Title Insurance) - The lien of real property taxes and assessments shall not be considered due and payable until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement is entitled to be taken by the related taxing authority.

Rep. No. on Exhibit A	Mortgage Loan and Number as Identified on Exhibit B	Description of Exception
8
Soho-Tribeca Grand Hotel Portfolio (Loan No. 1); 500 Fifth Avenue (Loan No. 2); Westfield Trumbull (Loan No. 4); Westfield Wheaton (Loan No. 5);St. Louis Premium Outlets (Loan No. 10) and Bayshore Mall (Loan No. 14)
(Permitted Liens; Title Insurance) - With respect to each subject Mortgage Loan, the related Mortgage secures the entire Whole Loan.
8	PFC MHC Portfolio (Loan No. 6); Ashland & Iowa MHC Portfolio (Loan No. 79)
(Permitted Liens; Title Insurance) – Florida statute (F.S. 723.071) confers Right of First Refusal (ROFR) to MHC homeowners’ association. ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

8	Homewood Suites – Macon, GA (Loan No. 31)
(Permitted Liens; Title Insurance) – Should the Mortgagor cease to operate the Mortgaged Property as a hotel for 24 consecutive months, the prior owner of the Mortgaged Property has a purchase option to repurchase the Mortgaged Property; provided that the prepayment and defeasance lockout period with respect to the subject Mortgage Loan has expired. However, such purchase option is extinguished by foreclosure or deed-in-lieu thereof.

8	Walgreens - Beaverton (Loan No. 52)
(Permitted Liens; Title Insurance) - Tenant (Walgreen Co.) has Right of First Refusal (ROFR) to acquire Mortgaged Property if there is bona fide offer to purchase the premises; however, ROFR is extinguished by foreclosure or deed-in-lieu thereof, or by any other enforcement action taken under the Mortgage.

10
Soho-Tribeca Grand Hotel Portfolio (Loan No. 1); 500 Fifth Avenue (Loan No. 2); Westfield Trumbull (Loan No. 4); Westfield Wheaton (Loan No. 5);St. Louis Premium Outlets (Loan No. 10) and Bayshore Mall (Loan No. 14)
(Assignment of Leases and Rents) - With respect to each subject Mortgage Loan, the related Mortgage and any related Assignment(s) of Leases secure the entire related Whole Loan.

Rep. No. on Exhibit A	Mortgage Loan and Number as Identified on Exhibit B	Description of Exception
12	Westfield Trumbull (Loan No. 4); Westfield Wheaton (Loan No. 5)
(Condition of Property) – In lieu of establishing a reserve to repair certain deferred maintenance items, the borrower agreed to complete the required repairs in a good and workmanlike manner by a date that is no later than the date that is twelve (12) months after the origination date, subject to force majeure and reasonable delays resulting from required consent or cooperation from tenants at the related Mortgaged Property.

15	Holiday Inn – La Mirada (Loan No. 20)
(Actions Concerning Mortgage Loans) – The borrower, CHA La Mirada LLC, has been named the defendant in a pending lawsuit arising out of the alleged breach of a reciprocal parking agreement. The plaintiff alleges that the borrower: (i) failed to maintain sufficient parking spaces to meet its own parking needs, (ii) failed to participate in a reasonable parking program, and (iii) erected a barrier to prohibit ingress and egress from the back of the borrower’s property, in violation of the easement agreement.

The exception to Representation and Warranty No. 15 with respect to the subject Mortgage Loan is also an exception to Representation and Warranty No. 50.

15	Grand River Plaza (Loan No. 33)
(Actions Concerning Mortgage Loans) – The guarantor, Mr. Abe Brach, is the defendant in a lawsuit brought in 2011 by his partners in a joint venture.  Once the joint venture ceased operations, the members initiated litigation against each.  The cases have been consolidated in Kings County, NY.

Based upon settlement negotiations the guarantor does not believe the outcome of this litigation will materially affect his ability to continue meeting his financial obligations.

16	500 Fifth Avenue (Loan No. 2);St. Louis Premium Outlets (Loan No. 10)
(Escrow Deposits) – The subject Whole Loan is a Non-Serviced Whole Loan and, accordingly, any escrow deposits and payments are being held by or on behalf of the master servicer for the JPMBB 2014-C26 Securitization and will not be delivered to the Depositor or its servicer.

16	Courtyard Midtown East (Loan No. 3)
(Escrow Deposits) –Marriott, the manager of the related Mortgaged Property, maintains an FF&E Reserve pursuant to a management agreement and, subject to the satisfaction of the conditions in the related Mortgage Loan documents, the related Mortgagor does not have to maintain an FF&E

Rep. No. on Exhibit A	Mortgage Loan and Number as Identified on Exhibit B	Description of Exception
Reserve with the Mortgage Loan Seller. If the management agreement is terminated or no longer requires an FF&E Reserve to be maintained, or if Marriott no longer funds such reserve, the related Mortgagor is obligated to fund a FF&E Reserve on a monthly basis with the Mortgage Loan Seller.
18	Soho-Tribeca Grand Hotel Portfolio (Loan No. 1)
(Insurance) – Under the mortgage loan documents each of Ironshore Specialty Insurance Company and Starr Surplus Insurance Company are pre-approved as insurance providers;  provided that (1) the rating of Ironshore Specialty Insurance Company and Starr Surplus Insurance Company is not withdrawn or downgraded below the rating in place at the origination of the mortgage loan and (2) at renewal of the current policy term, the Mortgagor must replace Ironshore Specialty Insurance Company and Starr Surplus Insurance Company with an insurance company meeting the rating requirements set forth in the loan agreement.

18	500 Fifth Avenue (Loan No. 2)
(Insurance) - If the related Mortgagor elects to have its insurance coverage provided by a syndicate of insurers, then, if such syndicate consists of five (5) or more members, (A) at least sixty percent (60%) of the insurance coverage (or seventy-five percent (75%) if such syndicate consists of four (4) or fewer members) and one hundred percent (100%) of the first layer of insurance coverage shall be provided by insurance companies having such ratings and (B) the remaining forty percent (40%) of the insurance coverage (or the remaining twenty-five percent (25%) if such syndicate consists of four (4) or fewer members) shall be provided by insurance companies having a claims paying ability rating of “BBB+” or better by S&P and “Baa2” or better by Moody’s (if Moody’s is rating the securitization and is rating the insurance company).

The loan agreement requires the Mortgagor to obtain and maintain business income or rental loss insurance (A) containing an extended period of indemnity endorsement which provides that after the physical loss to the improvements and personal property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Mortgaged Property is repaired or replaced and operations

Rep. No. on Exhibit A	Mortgage Loan and Number as Identified on Exhibit B	Description of Exception
are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (B) in an amount equal to one hundred percent (100%) of the projected gross income from the Mortgaged Property for a period of eighteen (18) months from the date of such casualty (assuming such casualty had not occurred) and notwithstanding that the policy may expire at the end of such period. However, the loan agreement does not require such insurance to cover the actual loss sustained during restoration.

With respect to commercial liability insurance coverage, the related loan documents do not require “broad form” coverage.

The related loan agreement does not provide for application of insurance proceeds to accrued interest.

18	Courtyard Midtown East (Loan No. 3)
(Insurance) - The mortgage loan documents permit insurance through a syndicate of insurers, provided that (A) if four (4) or less insurance companies issue the policies, then at least 75% of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent by all other rating agencies), with no carrier below “BBB+” (and the equivalent by all other rating agencies) or (B) if five (5) or more insurance companies issue the policies, then at least sixty percent (60%) of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P (and the equivalent by all other rating agencies), with no carrier below “BBB+” (and the equivalent by all other rating agencies).

The exception to Representation and Warranty No. 31 with respect to the subject Mortgage Loan is also an exception to Representation and Warranty No. 18.

18	Westfield Trumbull (Loan No. 4); Westfield Wheaton (Loan No. 5)
(Insurance) – The related mortgage loan documents provide, with respect to insurance company ratings, that: (1) (A) if four or less insurance companies issue the insurance policies, then at least 75% of the insurance coverage represented by any one line of coverage must be provided by insurance companies with a claims paying ability rating of “A-” or

Rep. No. on Exhibit A	Mortgage Loan and Number as Identified on Exhibit B	Description of Exception
better by S&P, with no carrier below “BBB+” or (B) if five or more insurance companies issue the Insurance policies, then at least 60% of the insurance coverage represented by any one line of coverage (based solely on the amount needed to cover the improvements and business income value of the Mortgaged Property) must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P with no carrier below “BBB+”.

In addition, related mortgage loan documents also provide that, if the financial strength or claims paying ability rating of any the companies issuing the insurance policies delivered on the loan closing date (the “Original Insurance Companies”) is downgraded to a rating below the requirements as set forth in the related mortgage loan documents, then the related borrower is required to: (i) to the extent the lender and such borrower determine such coverage is available, either (A) replace such insurance policies with insurance policies issued by a company meeting the rating requirements as set forth herein for S&P or (B) obtain either a “credit wrap” or reinsurance with a “cut-through” endorsement that has the effect of raising the rating of such Original Insurance Company to a rating which meets the ratings requirements as set forth herein and (ii) upon the expiration of any such replacement insurance policies or insurance policies with respect to which a “cut-through” endorsement has been issued, replace such insurance policies with insurance policies reasonably acceptable in form and substance to the lender issued by an insurer reasonably acceptable to the lender.

The exception to Representation and Warranty No. 31 with respect to the subject Mortgage Loan is also an exception to Representation and Warranty No. 18.

18	PFC MHC Portfolio (Loan No. 6)
(Insurance) - Pursuant to the related loan agreement, business interruption insurance covers 100% of the projected gross income from the Mortgaged Property on an actual loss sustained basis for a period beginning on the date of casualty and continuing until (a) the restoration of the Mortgaged Property is completed, or (b) the expiration of twelve (12) months, whichever first occurs.

Rep. No. on Exhibit A	Mortgage Loan and Number as Identified on Exhibit B	Description of Exception
18	St. Louis Premium Outlets (Loan No. 10)
(Insurance) - Pursuant to the related loan agreement, the required insurance policies are required to be issued by financially sound and responsible insurance companies having the following claims paying ability ratings: (1) (i) if there is only one insurance company issuing such policies, such insurance company shall have a claims paying rating of “A” or better; or (ii) if there is more than one but less than five insurance companies collectively issuing such policies, seventy-five percent (75%) or more of the insured amount and the first layer of such coverage shall have a claims paying ability rating of “A” or better, and the remaining 25% or less at least “BBB”; and (iii) if there are five or more insurance companies collectively issuing such policies, sixty percent (60%) or more of the insured amount and the first layer of such coverage shall have a claims paying ability rating of “A” or better and the remaining forty percent (40%) shall have a claims paying ability rating of “BBB” or better or (2) such other ratings approved by the lender from time to time.

The exception to Representation and Warranty No. 31 with respect to the subject Mortgage Loan is also an exception to Representation and Warranty No. 18.

18	Bayshore Mall (Loan No. 14)
(Insurance) - The mortgage loan documents permit insurance through a syndicate of insurers, provided that at least seventy-five percent (75%) of the insurance coverage (if there are four (4) or fewer members of the syndicate) or at least sixty percent (60%) of the coverage (if there are five (5) or more members of the syndicate) is with insurers having a claims paying ability rating of “A” or better by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A:VIII” by AM Best) (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A:VIII” by AM Best)), and all such insurers must have ratings of not less than “BBB+” by S&P and “Baa2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A:VIII” by AM Best).

The exception to Representation and Warranty No. 31 with respect to the subject Mortgage Loan is also an exception to

Rep. No. on Exhibit A	Mortgage Loan and Number as Identified on Exhibit B	Description of Exception
Representation and Warranty No. 18.
18	Franklin Management Portfolio (Loan No. 19)
(Insurance) - A portion of the Riverland MHC Mortgaged Property is located in a flood zone, but insurance could not be obtained under the National Flood Insurance Program due to lack of permanent structures on the property.  The Mortgage Loan Documents provide a nonrecourse carveout for losses due to flood.

18	Villa Sierra (Loan No. 24)
(Insurance) - The mortgage loan documents permit insurance through a syndicate of insurers, provided that if such syndicate consists of five (5) or more members, (A) at least sixty percent (60%) of the insurance coverage (or seventy-five percent (75%) if such syndicate consists of four (4) of fewer members) and 100% of the first layer of such insurance must be provided by insurance companies with a claims paying ability rating of A.M. Best “A:VIII” or better or “A-” or better by S&P and (B) the remaining forty percent (40%) of the insurance coverage (or the remaining twenty-five percent (25%) if such syndicate consists of four (4) of fewer members)  must be provided by insurance companies having a claims paying ability rating of A.M. Best “A:VIII” or better or “BBB” or better by S&P.

Rep. No. on Exhibit A	Mortgage Loan and Number as Identified on Exhibit B	Description of Exception
18	Walgreens - Beaverton (Loan No. 52)
(Insurance) – The sole tenant at the related Mortgaged Property is permitted to self-insure the Mortgaged Property, provided that: (i) the tenant’s (Walgreen’s) lease is in full force and effect and no event of default has occurred thereunder, (ii) Walgreens is in actual, physical possession of the entire leased premises and is open to the public for business during customary hours, (iii) Walgreens has satisfied all insurance requirements set forth in its lease, (iv) Walgreens has elected either to provide third-party insurance or to self-insurance in accordance with the terms of its lease and the lender has received notice of such election, (v) Walgreens’ lease provides that after the occurrence of any casualty affecting the Mortgaged Property and during the term of the Mortgage Loan (A) Walgreens has no right to abate rent or terminate its lease (regardless of the cause of such casualty) and (B) Walgreens is obligated to restore the Mortgaged Property regardless of the amount of insurance proceeds received from such casualty, and (vi) (A) the lender is named as a mortgagee and additional insured, as applicable, on each of the policies maintained by Walgreens (unless Walgreens has elected to provide self-insurance in accordance with the terms of its lease and the lender has received notice of such election) and (B) the Mortgagor is named as an additional insured on each of the policies maintained by Walgreens. If the foregoing criteria are not satisfied, then the Mortgagor is required to obtain, at its sole cost and expense, all insurance as required by the Mortgage Loan documents. In evaluating the sufficiency of all insurance provided with respect to the requirements under the Mortgage Loan documents, the lender (or its servicer) will have the discretion, but not the obligation, to allow the Mortgagor to maintain only “excess and contingent” insurance coverage over and above any other valid and collectible coverage then-in existence.

Rep. No. on Exhibit A	Mortgage Loan and Number as Identified on Exhibit B	Description of Exception
19	Franklin Management Portfolio (Loan No. 19)
(Access; Utilities; Separate Tax Lots) - One portion of the Bullocks MHC Mortgaged Property obtains access to the public road through an adjacent parcel not owned by the Mortgagor, without an easement agreement.  However, the part of the Bullocks MHC Mortgaged Property that is adjacent to the public right of way is vacant, has an existing curb cut, and direct access could be constructed for the entire Bullocks MHC Mortgaged Property without need for an easement or use of any other property not owned by the Mortgagor.  Pursuant to the Mortgage Loan Documents, the Mortgagor has covenanted to, within 120 days of the closing date, either (1) obtain an acceptable easement from the adjacent parcel owner and add the easement as an insured parcel to the legal description or (2) construct a drive in a lien-free, workmanlike manner in accordance with all legal requirements.  A carveout for losses has been added as a result of the Mortgagor losing existing access, and the Mortgage Loan is full recourse until either of the foregoing options is satisfied.

Rep. No. on Exhibit A	Mortgage Loan and Number as Identified on Exhibit B	Description of Exception
26	Best Self Storage Portfolio (Loan No. 22)
(Local Law Compliance) - The Aransas Pass Mortgaged Property is legally non-conforming as to use; such use is currently permitted by a conditional use permit.   Upon a threshold casualty (i.e., 50% or more), the property can only be rebuilt as a self storage facility upon obtaining a new conditional use permit.  To mitigate this risk, the loan agreement provides (i) that, as a condition to post-casualty restoration, the property must be able to be rebuilt as a self storage facility in compliance with all applicable legal requirements to substantially the same area, size and dimensions as exist as of the closing date (i.e., the same number of buildings with substantially the same footprint and density, substantially the same number of self storage units with substantially the same rentable square footage and substantially the same number of parking spaces), without the need for any additional parking spaces, (ii) in the event there is a failure of one of the restoration conditions, lender can apply the net proceeds to the payment of the debt allocable to the property in question and, to the extent such proceeds are insufficient to extinguish such portion of the debt, borrower has the right, absent an event of default, to pay such difference without the payment of a yield maintenance or other premium/fee, and (iii) for recourse for losses due to the inability of the Aransas Pass Mortgaged Property to be rebuilt as a self storage facility in compliance with all applicable legal requirements to substantially the same area, size and dimensions as exist as of the closing date (i.e., the same number of buildings with substantially the same footprint and density, substantially the same number of self storage units with substantially the same rentable square footage and substantially the same number of parking spaces), without the need for any additional parking spaces.

27	500 Fifth Avenue (Loan No. 2)
(Licenses and Permits) - With respect to the Mortgaged Property securing the subject Mortgage Loan, (a) a permanent certificate of occupancy (the “Original CO”) was issued with respect to the entire Mortgaged Property, which Original CO is currently in effect, and (b) a temporary certificate of occupancy (the “TCO”) was issued on or on or about July 30, 2010 in connection with certain work being performed by Zara USA, Inc. (“Zara”), a tenant leasing space in the basement, and on the first, second and third floors of

Rep. No. on Exhibit A	Mortgage Loan and Number as Identified on Exhibit B	Description of Exception
the Mortgaged Property. The TCO expired on or about August 7, 2013, due to a modification made by Zara to its space that was inconsistent with its original plans. Zara’s architect subsequently filed an amendment to its plan to reflect the change and receive a letter of completion for that work. Notwithstanding such amendment and letter of completion, the related borrower has not been able to obtain an approved certificate of occupancy because Zara began a major renovation of its space in or about August of 2014. Zara obtained permits for this proposed work, and has advised the borrower that it will be filing an amendment for change of use with respect to its space. According to the borrower’s architect, the Original CO is valid for all floors and spaces outside the area of the Zara construction. Upon completion of such construction and requisite amendment of the plans to show the new layout, Zara’s use of its space may be eligible for a new temporary certificate of occupancy, and ultimately under a new certificate of occupancy reflecting Zara’s changes in use. Under the related loan agreement, the related borrower is required to, among other things, (i) cause the Zara construction to be performed in accordance with all applicable legal requirements, (ii) not suffer or permit any portion of the Mortgaged Property leased to Zara to be used or occupied for any purpose other than those permitted under the Original CO unless and until a temporary or permanent certificate of occupancy for the Mortgaged Property shall have been issued permitting such use, and (iii) cause the temporary or permanent certificate of occupancy contemplated by clause (ii) above to be obtained, and if same is a temporary certificate of occupancy, thereafter, cause a new permanent certificate of occupancy to be obtained for the Mortgaged Property as soon as reasonably practicable.
27	Franklin Management Portfolio (Loan No. 19)
(Licenses and Permits) - The Mortgagor does not have the operator’s permit required by the City of Salem, Virginia for the Riverland MHC Mortgaged Property.  The Mortgagor has applied for the permit and covenanted pursuant to the Mortgage Loan Documents to use commercially reasonable efforts to obtain the permit.  A recourse carveout was added to the Mortgage Loan Documents for the Mortgagor’s failure to obtain the permit.

Rep. No. on Exhibit A	Mortgage Loan and Number as Identified on Exhibit B	Description of Exception
28	All Mortgage Loans transferred by Column
(Recourse Obligations) - The related mortgage loan documents may provide for recourse against the related Mortgagor and guarantor in the event that such Mortgagor or guarantor “solicits or causes to be solicited petitioning creditors” to cause an involuntary bankruptcy filing with respect to such Mortgagor, rather than that such Mortgagor or guarantor “colluded with other creditors” to do so.  In addition, the related loan documents may limit recourse for the related Mortgagor’s commission of material physical waste only to the extent that such waste was intentional.

28	Soho-Tribeca Grand Hotel Portfolio (Loan No. 1)
(Recourse Obligations) – Under the guaranty, any demand for payment must be made against Hartz Financial Corp.  and Hartz Financial II Corp. (together, the “Primary Guarantors”) and no demand for payment may be sought from Hartz Mountain Industries-NJ, L.L.C. (the “Parent Guarantor”) unless the Primary Guarantor fails to pay within 5 days of demand. The Parent Guarantor liability is capped at $50,000,000.

28	Courtyard Midtown East (Loan No. 3)
(Recourse Obligations) – The mortgage loan documents do not provide for recourse against the Mortgagor or guarantor for losses and damages suffered as a result of the conversion of insurance proceeds or condemnation awards or of rents following an event of default.

Rep. No. on Exhibit A	Mortgage Loan and Number as Identified on Exhibit B	Description of Exception
28	Westfield Trumbull (Loan No. 4); Westfield Wheaton (Loan No. 5)
(Recourse Obligations) – As regards clause (b)(ii) of Representation and Warranty No. 28, the related loan agreement provides for loss recourse with respect to (i) fraud, willful misconduct or intentional material misrepresentation in connection with the Mortgage Loan.

As regards clause (b)(iii) of Representation and Warranty No. 28, the related loan agreement provides for loss recourse in the event that the borrower fails to obtain the lender’s prior consent to a voluntary sale or conveyance (but not encumbrance) of all of the Mortgaged Property or the borrower, if and to the extent such consent is required under the Mortgage Loan Documents (other than mechanics’ lien, tax liens and other similar liens).

As regards clause (b)(v) of Representation and Warranty No. 28, the related loan agreement, the related loan agreement provides for loss recourse with respect to any actual intentional physical waste to the Mortgaged Property by the borrower or any affiliate of the borrower.

28	St. Louis Premium Outlets (Loan No. 10)
(Recourse Obligations) - As regards clause (b)(ii) of Representation and Warranty No. 28, the related loan agreement provides for loss recourse with respect to (i) fraud or intentional misrepresentation by the related Mortgagor or guarantor in connection with the closing of the Mortgage Loan; and (ii) fraud or intentional misrepresentation regarding matters stated in the financial statements or other information required to be delivered by the related Mortgagor or guarantor in connection with the Mortgage Loan or otherwise delivered to the lender by the related Mortgagor or guarantor and upon which the lender reasonably relied upon.

As regards clause (b)(iii) of Representation and Warranty No. 28, the related loan agreement provides for loss recourse with respect to gross negligence or willful misconduct of the related Mortgagor or guarantor regarding the operation of the Mortgaged Property.

As regards clause (b)(iv) of Representation and Warranty No. 28, the related loan agreement provides for loss recourse with respect to the breach of any representation, warranty or indemnification provision in the loan agreement or the

Rep. No. on Exhibit A	Mortgage Loan and Number as Identified on Exhibit B	Description of Exception
Mortgage concerning environmental laws, hazardous materials and any indemnification of the lender with respect thereto in either document.

The related loan agreement does not cover losses for “the commission of material physical waste at the Mortgaged Property, which may, in certain instances, be limited to acts or omissions of the related Mortgagor, guarantor, property manager or their affiliates, employees or agents”.

The related guarantor’s liability under the related guaranty is limited to $19 million, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in connection with the enforcement of the guaranty.

28	University Plaza (Loan No. 16)
(Recourse Obligations) - The Mortgage Loan does not become full recourse for failure to provide notice for a transfer that is otherwise permitted upon notice, provided that lender is provided evidence that the transfer satisfied the requirements of the Mortgage Loan Documents,  so that lender’s consent thereto was not required, within five (5) business days of the Mortgagor’s receipt. The Mortgagor remains liable to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by lender (including attorneys’ fees and costs reasonably incurred) in connection with such transfer.

29	All Mortgage Loans transferred by Column
(Mortgage Releases) - If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.

30	500 Fifth Avenue (Loan No. 2)
(Financial Reporting and Rent Rolls) - Pursuant to the related loan agreement, annual financial statements are required to be reviewed by, as opposed to audited by, an independent certificated public accountant.

30	St. Louis Premium Outlets	(Financial Reporting and Rent Rolls) - Pursuant to the related loan agreement, annual financial statements are

Rep. No. on Exhibit A	Mortgage Loan and Number as Identified on Exhibit B	Description of Exception
	(Loan No. 10)	required to be accompanied by an officer’s certificate, as opposed to audited by an independent certificated public accountant.
30	Bayshore Mall (Loan No. 14)
(Financial Reporting and Rent Rolls) - The audited financial statements of the Mortgagor consolidate with the audited financial statements of Rouse Properties, Inc. (“Rouse”) and pursuant to the related loan agreement may be provided as part of the 10-K or 10-D reports of Rouse for so long as Rouse is publicly traded.

30	Franklin Management Portfolio (Loan No. 19)	(Financial Reporting and Rent Rolls) - The Mortgage Loan Documents require annual financial statements, but do not require the financial statements to be combined among the five Mortgagors.
31	Courtyard Midtown East (Loan No. 3)
(Acts of Terrorism Exclusion) - If TRIA is not in effect, the Mortgagor is not required to pay more for terrorism coverage than two (2) times the cost of the then-current annual insurance premium for all other insurance coverage required under the mortgage loan documents.

31	Westfield Trumbull (Loan No. 4); Westfield Wheaton (Loan No. 5)
(Acts of Terrorism Exclusion) – If the Terrorism Risk Insurance Program Reauthorization Act of 2007 or any subsequent statute, extension, or reauthorization is no longer in effect is no longer in effect, then the related borrower will not be required to pay annual premiums for terrorism insurance coverage in excess of an amount equal to two times the then-current premium for a separate “special causes of loss” or similar policy insuring only the related Mortgaged Property on a stand-alone basis (provided that the related Borrower will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such to the extent available).

31	St. Louis Premium Outlets (Loan No. 10)
(Acts of Terrorism Exclusion) - If the Terrorism Risk Insurance Program Reauthorization Act of 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time) is not in effect and the required insurance policies contain an exclusion for acts of terrorism, the related borrower is required to obtain, to the extent available, a stand-alone policy that provides the same coverage as the required insurance policies would have

Rep. No. on Exhibit A	Mortgage Loan and Number as Identified on Exhibit B	Description of Exception
provided if such exclusion did not exist; provided, however, that (A) in such event the related borrower is not required to pay annual premiums in excess of the Terrorism Cap (defined below) in order to obtain the terrorism coverage, and (B) such stand-alone policy may have a deductible that is reasonable for stand-alone policies with respect to properties similar to the related Mortgaged Property and reasonable for the geographic region where the Mortgaged Property is located, so long as in no event shall such deductible exceed $5,000,000. As used above, “Terrorism Cap” shall mean an amount equal to two (2) times the then-current annual insurance premiums payable by the related borrower for the insurance policies insuring only the Mortgaged Property (excluding the wind, earthquake and flood components of such insurance premiums) on a stand-alone basis.
31	Bayshore Mall (Loan No. 14)
(Acts of Terrorism Exclusion) - If TRIA or any successor is not in effect, the Mortgagor is not required to pay more than two (2) times the cost of the amount of the insurance premiums paid for the portion of the property and casualty insurance allocable to terrorism insurance for the last policy year in which coverage for terrorism was included as part of the insurance policies required under the loan agreement.

32	All Mortgage Loans transferred by Column
(Due-on-Sale or Encumbrance) - Any pledge of a direct or indirect equity interest in the related Mortgagor would be permitted if the transfer of such equity interest to the pledgee would be a permitted transfer under the terms of Representation and Warranty No. 32 or as contemplated by any other exception to Representation and Warranty No. 32 set forth herein.

32	All Mortgage Loans transferred by Column
(Due-on-Sale or Encumbrance) - Transfers, sales and pledges (each, a “Transfer”) of stock listed on a nationally recognized stock exchange, as well as Transfers of stock and other equity interests that are publicly traded, are permitted.  Mergers and other business combinations involving a publicly traded company are also permitted.  In addition, for certain loans, Transfers of direct or indirect equity interests in the related Mortgagor may be permitted under one or more of the following circumstances: (a) such equity

Rep. No. on Exhibit A	Mortgage Loan and Number as Identified on Exhibit B	Description of Exception
interests are limited partnership interests, non-managing member interests in a limited liability company or other passive equity interests; (b) the Transfer does not result in a change of control of the related Mortgagor or the Mortgagor continues to be controlled by a specified Person or a Person satisfying specific criteria identified in the related Mortgage Loan documents; and/or (c) the Transfer results in certain specified individuals or entities maintaining control of the related Mortgagor.
32	Soho-Tribeca Grand Hotel Portfolio (Loan No. 1)
(Due-on-Sale or Encumbrance) – An assumptions of the Mortgage Loan is permitted under the mortgage loan documents under certain conditions including (but not limited to) (i) payment of a $250,000 fee, (ii) delivery of an additional insolvency opinion, (iii)  transferee’s compliance with representations and warranties relating to SPE status, (iv) PATRIOT act compliance, (v) compliance with ERISA matters, (vi) provision of an acceptable substitute guaranty and environmental indemnity from a substitute guarantor, (vii) delivery of organizational documents and opinions as reasonably required by the lender, (viii) provision of standard title policy endorsements, (ix) confirmation that the Mortgaged Property will continue to be managed by a “qualified manager” and (x) any other conditions reasonably required by lender in its best interests. However, the lender is not required to demonstrate any actual impairment of its security or any increased risk of default as a result of any assumption in order to declare the Mortgage Loan immediately due and payable upon a transfer without the lender’s consent.

32	St. Louis Premium Outlets (Loan No. 10)
(Due-on-Sale or Encumbrance) - The related mortgage loan documents permit the pledge of interest by a direct or indirect owner of the related Mortgagor to secure a corporate or parent level credit facility from one or more financial institutions, involving multiple underlying real estate assets.

33	Holiday Inn – La Mirada (Loan No. 20)
(Single-Purpose Entity) – The Mortgagor disclosed that in the past it received one or more intercompany loans from its affiliates for payment of debts and liabilities; however, all such intercompany loans have been paid in full or discharged.  From September 1, 2014 to present the gross

Rep. No. on Exhibit A	Mortgage Loan and Number as Identified on Exhibit B	Description of Exception
income and expenses relating to the food and beverage facility at the Mortgaged Property, which is not part of the collateral for the Mortgage Loan, have been allocated to the Mortgagor rather than Cha La Mirada Beverage LLC. These issues were analyzed and addressed in the non-consolidation opinion delivered in connection with the origination of the Mortgage Loan.
36	Bayshore Mall (Loan No. 14)
(Ground Leases) – (B) The ground lease does not require the consent of the leasehold mortgagee prior to such ground lease being amended. Such ground lease covers excess parking which is not necessary for zoning compliance.

(E) Assignment to the holder of the Mortgage Loan and its successors and assigns requires the consent of the lessor and of the California State Coastal Conservancy.

(J) The ground lease is silent as to whether insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest must be applied either to the repair or to restoration of all or part of the related Mortgaged Property with, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest.

(K) The ground lease is silent as to whether, in the case of a total or substantial taking or loss, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest.

(L) The ground lease is silent as to whether the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

42	Ontario Marketplace (Loan No. 54)
(Organization of Mortgagor) – Marizona, Inc. (a 78.5% member in the borrower) filed a Chapter 11 bankruptcy petition in Oregon on September 13, 2011, which petition was discharged on September 21, 2012.

The related sponsor, Mark S. Zimel, filed an chapter 11

Rep. No. on Exhibit A	Mortgage Loan and Number as Identified on Exhibit B	Description of Exception
bankruptcy petition in Oregon on October 7, 2011, which was consolidated with the Marizona, Inc. bankruptcy proceeding and was discharged on September 21, 2012.

On September 11, 2013 Mr. Zimel filed a motion to reopen the consolidated bankruptcy proceeding, which proceeding was discharged on October 18, 2013.

43	Westfield Trumbull (Loan No. 4)
(Environmental Conditions) – There is an environmental condition identified at the related Mortgaged Property that requires further investigation and, if necessary, remediation. A 1,000-gallon diesel underground storage tank must be removed, replaced, or brought into compliance with applicable regulations at an estimated cost of $10,000 to $30,000.

47
Soho-Tribeca Grand Hotel Portfolio (Loan No. 1); 500 Fifth Avenue (Loan No. 2); Westfield Trumbull (Loan No. 4); Westfield Wheaton (Loan No. 5); St. Louis Premium Outlets (Loan No. 10) and Bayshore Mall (Loan No. 14)
(Cross-Collateralization) - The subject Mortgage Loan is cross-collateralized and cross-defaulted with a related Companion Loan.

EXHIBIT D

FORM OF OFFICER’S CERTIFICATE

Column Financial, Inc. (“Seller”) hereby certifies as follows:

1.
All of the representations and warranties (except as set forth on Exhibit C) of the Seller under the Mortgage Loan Purchase Agreement, dated as of March 1, 2015 (the “Agreement”), between Credit Suisse First Boston Mortgage Securities Corp. and Seller, are true and correct in all material respects on and as of the date hereof (or as of such other date as of which such representation is made under the terms of Exhibit B to the Agreement) with the same force and effect as if made on and as of the date hereof (or as of such other date as of which such representation is made under the terms of Exhibit B to the Agreement).

2.
The Seller has complied in all material respects with all the covenants and satisfied all the conditions on its part to be performed or satisfied under the Agreement on or prior to the date hereof and no event has occurred which would constitute a default on the part of the Seller under the Agreement.

3.
Neither the Prospectus, dated March 3, 2015 (the “Base Prospectus”), as supplemented by the Prospectus Supplement, dated March 10, 2015, (the “Prospectus Supplement”) and, together with the Base Prospectus, the “Prospectus”), relating to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates, nor the Offering Circular, dated March 10, 2015 (the “Offering Circular”), relating to the offering of the Class X-D, Class X-E, Class X-F, Class X-NR, Class D, Class E, Class F, Class NR and Class R Certificates, in the case of the Prospectus, as of the date of the Prospectus Supplement or as of the date hereof, or the Offering Circular, as of the date thereof or as of the date hereof, included or includes any untrue statement of a material fact relating to the Mortgage Loans, any related Companion Loans, the related Mortgagors, the related Mortgaged Properties and/or the Seller or omitted or omits to state therein a material fact relating to the Mortgage Loans, any related Companion Loans, the related Mortgagors, the related Mortgaged Properties and/or the Seller required to be stated therein or necessary in order to make the statements therein relating to the Mortgage Loans, any related Companion Loans, the related Mortgagors, the related Mortgaged Properties and/or the Seller, in the light of the circumstances under which they were made, not misleading.

Capitalized terms used herein without definition have the meanings given them in the Agreement or, if not defined therein, in the Indemnification Agreement.

[SIGNATURE APPEARS ON THE FOLLOWING PAGE]

Certified this 20th day of March, 2015.
COLUMN FINANCIAL, INC.

By:
Name:
Title: